SCHEDULE 14A

(RULE 14A-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(A) of the

Securities Exchange Act of 1934

(Amendment No.     )

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☐	Preliminary Proxy Statement

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☒	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material Pursuant to Rule 14a-12

THE SWISS HELVETIA FUND, INC.

(Name of Registrant as Specified In Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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THE SWISS HELVETIA FUND, INC.

1270 Avenue of the Americas

Suite 400

New York, New York 10020

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

June 27, 2014

To our Stockholders:

Notice is hereby given that the Annual Meeting of Stockholders (the “Meeting”) of The Swiss Helvetia Fund, Inc. (the “Fund”) will be held at 11:30 a.m., on Friday, June 27, 2014, at the offices of Stroock & Stroock & Lavan LLP, 767 Third Avenue, New York, New York 10017, for the following purposes:

1.        To elect three Class II Directors to serve for a three-year term.

2.        A.        To approve the proposed Investment Advisory Agreement between the Fund and Schroder Investment Management North America Inc. (“SIMNA”).

           B.        To approve the proposed Sub-Advisory Agreement between SIMNA and Schroder Investment Management North America Limited.

3.        To consider and act upon any other business as may properly come before the Meeting or any adjournment thereof.

The Fund’s Board of Directors has fixed the close of business on April 30, 2014 as the record date for the determination of stockholders entitled to notice of and to vote at the Meeting or any adjournments or postponements thereof.

You are cordially invited to attend the Meeting. Whether or not you intend to attend the Meeting, please vote by completing, signing and dating and returning the enclosed Proxy. The enclosed Proxy is being solicited by the Board of Directors of the Fund.

By Order of the Board of Directors,

Jennifer English
Dated: May 2, 2014	Secretary

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS

The Notice, Proxy Statement and Proxy for the Fund also are available to you on the Fund’s website at www.swz.com. You are encouraged to review all of the information contained in the Proxy materials before voting. For directions to the Meeting, please call Georgeson Inc. at 1-866-695-6075.

IMPORTANT INFORMATION TO HELP YOU UNDERSTAND AND VOTE ON THE PROPOSALS AT THE FUND’S ANNUAL STOCKHOLDER MEETING

While we encourage you to read the full text of the enclosed Proxy Statement, for your convenience, we have provided a brief overview of the matters you are being asked to vote on.

QUESTIONS AND ANSWERS

Q.	Why am I receiving these Proxy Materials?

A.	These Proxy materials, sent on behalf of the Board of Directors of The Swiss Helvetia Fund, Inc. (the “Fund”), contain a Notice of the Annual Meeting of Stockholders, a Proxy Statement and a Proxy Card. These materials provide you with information regarding the proposals that will be presented at, and other information relating to, the Fund’s Annual Meeting of Stockholders scheduled to be held on June 27, 2014 (the “Meeting”). You are receiving these materials because you own shares of common stock of the Fund and you are being asked to vote on the proposals to be presented at the Meeting.

Q.	What am I being asked to vote “FOR” at the Meeting?

A.	You are being asked to approve each proposal set forth in the Proxy Statement. The Directors who are not “interested persons” (as defined in the Investment Company Act of 1940, as amended (the “1940 Act”)) of the Fund (the “Non-Interested Directors”) have approved each of these proposals, believe they are in stockholders’ best interests and recommend that you approve them.

•	Proposal 1: Elect Class II Directors. You are being asked to elect three Class II Directors to the Fund’s Board of Directors.

•

Proposals 2A and 2B: Approve New Investment Advisory Agreements.  You are being asked to approve two related proposals to approve (a) an Investment Advisory Agreement between the Fund and Schroder Investment Management North America Inc. (“SIMNA”) and (b) a Sub-Advisory Agreement between SIMNA and Schroder Investment Management North America Limited (“SIMNA Ltd” and together with SIMNA, “Schroders”) (each, a “Proposed Agreement” and together, the “Proposed Agreements”).

Q.	Why am I being asked to vote on the Proposed Agreements with Schroders (Proposals 2A-2B)?

A.	At the end of 2013, the Fund retained an investment management consultant at the request of the Non-Interested Directors to assist them in identifying and evaluating possible successor investment advisers with proven expertise in managing a portfolio of Swiss equities, due to the Non-Interested Directors’ concerns regarding various regulatory, management and other developments involving the parent of the Fund’s current investment adviser, Hottinger Capital Corp. (“HCC”), that could affect the ownership and structure of HCC’s parent and management of the Fund. At that time, no decision was made to replace HCC and the outcome of the process undertaken by the Non-Interested Directors was dependent on whether the Non-Interested Directors determined at the end of the process, based on factors they considered relevant, that recommending a change of the Fund’s investment adviser was in the best interests of the Fund and its stockholders.

On March 27, 2014, after a careful search process, the Non-Interested Directors unanimously voted to approve and recommend Schroders to replace HCC. The Non-Interested Directors selected Schroders based on various factors, including the following: (i) the investment track record, investment process and investment philosophy of the proposed portfolio management team; (ii) the breadth of experience and resources of Schroders as part of a global asset management company with $435.4 billion under management, including experience in supporting, distributing and servicing funds, including funds registered under the 1940 Act, with assets under management as of December 31, 2013 of $3 billion across 13 1940 Act registered mutual funds and more than $22 billion across 19 sub-advisory portfolios; (iii) proven experience and capabilities of the proposed portfolio management team in managing a portfolio

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of Swiss equities; and (iv) a lower contractual fee rate for the provision of advisory services to the Fund. For more information about Schroders and the Non-Interested Directors’ search and selection process, please see the enclosed Proxy Statement.

Pursuant to the 1940 Act, stockholders of the Fund are required to approve an agreement with a new investment adviser (including any sub-adviser) of the Fund. Although each Proposed Agreement is to be voted on separately, the Fund’s stockholders must vote to approve each of the Proposed Agreements for either of them to be approved and for Schroders to commence providing advisory services to the Fund.

Q.	How will the Proposed Agreements affect me as a Fund stockholder?

A.	The Fund and its investment objective, principal investment strategies and fundamental investment policies will not change if stockholders approve the Proposed Agreements. Schroders’ duties under the Proposed Agreements include making investment decisions, supervising the acquisition and disposition of investments and selecting brokers or dealers to execute transactions. The terms of the Proposed Agreement between the Fund and SIMNA are substantially similar to the terms of the existing agreement with HCC (the “Current Agreement”), except that the contractual fee rate to be paid by the Fund is lower under the Proposed Agreement with SIMNA. The Non-Interested Directors have concluded that the terms of the Proposed Agreements support Schroders providing substantially similar investment advisory services to the Fund as HCC provides to the Fund under the Current Agreement. The Non-Interested Directors believe that Schroders will be a better long-term investment adviser than HCC.

Q:	How do the advisory fees payable by the Fund compare under the Proposed Agreements and the Current Agreement?

A:	Both the Proposed Agreement between the Fund and SIMNA and the Current Agreement contain a fee rate schedule that includes certain “breakpoints” as the Fund’s assets increase. The fee rate schedule under the Proposed Agreement with SIMNA, however, will result in an immediate reduction in the Fund’s actual fee rate compared to the rate payable by the Fund under the Current Agreement. The fee payable to SIMNA Ltd for its sub-advisory services would be paid by SIMNA out of the advisory fee paid by the Fund to SIMNA, and not separately by the Fund.

Based on the Fund’s net assets as of December 31, 2013 and assuming that the level of assets remained constant for a year, under the Current Agreement the annual advisory fee payable by the Fund to HCC would be $3,541,331, and under the Proposed Agreements the annual advisory fee payable to Schroders by the Fund would be $3,009,443, a savings of $531,888 to the Fund. For more detailed information about the fees payable by the Fund under the Proposed Agreements and the Current Agreement please see the enclosed Proxy Statement.

Q:	What will happen if the Proposed Agreements are not approved by Stockholders?

A:	If each of the Proposed Agreements is not approved separately by the Fund’s stockholders, HCC would continue to manage the Fund, stockholders would not receive the benefit of the reduced fee rate and Switzerland-based Swiss equities team discussed in the Proxy Statement, and the Fund’s Board of Directors, including the Non-Interested Directors, would consider what actions, if any, would be appropriate.

Q:	Who is eligible to vote at the Meeting?

A:	Stockholders of record of the Fund as of the close of business on April 30, 2014 are entitled to vote at the Meeting and any adjournments thereof. As of that date, the Fund had 26,557,389 shares of common stock outstanding and entitled to vote. Stockholders are entitled to one vote for each Fund share held and fractional votes for each fractional Fund share held, with no shares having cumulative voting rights. Stockholders are not entitled to any appraisal rights as the result of any Proposal.

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Q:	What vote is required to approve the Proposals?

A:	Each Proposal is subject to different voting standards, as set forth below:

•	Proposal 1: Elect Class II Directors. Directors are elected by a plurality of the votes cast at the Meeting by the Fund’s stockholders entitled to vote.

•

Proposals 2A and 2B: Approve New Investment Advisory Agreements.  The 1940 Act requires that each Proposed Agreement be approved by a “majority of the outstanding voting securities” of the Fund. As defined in the 1940 Act, a “majority of the outstanding voting securities” of the Fund means the lesser of (i) 67% or more of the Fund’s outstanding shares present at the Meeting, if the holders of more than 50% of the Fund’s shares are present or represented by Proxy or (ii) more than 50% of the Fund’s outstanding shares.

Q:	How can a quorum be established for the Meeting?

A:	The presence in person or by Proxy of the holders of a majority of the shares of Fund’s common stock entitled to vote at the Meeting shall constitute a quorum. Shares represented by a Proxy marked to withhold authority to vote for a Director, abstentions and broker non-votes will be included in determining the existence of a quorum at the Meeting, but will not constitute a vote in favor of a Proposal. As a result, because they are not votes cast “FOR” a Proposal, they will have the effect of a vote “AGAINST” Proposals 2A and 2B. A broker non-vote occurs when a broker holding shares for a beneficial owner does not vote on a particular matter because the broker does not have discretionary voting power with respect to that matter and has not received instructions from the beneficial owner. Your broker will not have discretionary voting power with respect to Proposals 2A and 2B.

Whether or not a quorum is present at the Meeting, one or more adjournments of the Meeting may be proposed, including to permit further solicitation of Proxies. Any such adjournment will require the affirmative vote of the holders of a majority of the Fund’s shares present in person or represented by Proxy and entitled to vote at the Meeting. If an adjournment is proposed, the persons named as Proxies will vote thereon according to their best judgment in the interest of the Fund. A Proxy may be revoked at any time before it is voted by written notice to the Secretary of the Fund revoking it, by submitting a properly executed Proxy bearing a later date, or by attending the Meeting and voting in person. Attending the Meeting will not automatically revoke a previously executed Proxy.

Q.	How do I vote my shares?

A.	You can vote your shares in person at the Meeting, or by completing, signing and dating the enclosed Proxy Card and mailing it in the enclosed postage-paid envelope. Alternatively, you may vote by telephone by calling the toll-free number on the Proxy Card or by computer by going to the secured website provided on the Proxy Card and following the instructions, using your Proxy Card as a guide.

Q.	Will my vote make a difference?

A.	Yes. Your vote is important and makes a difference in the governance of the Fund, no matter how many shares you own. Your prompt response will help ensure that the Proposals can be implemented, and will help the Fund to expedite this transition and avoid additional Proxy solicitation costs. We encourage all stockholders to participate in the governance of the Fund.

Q.	Who do I call if I have questions?

A.	If you need any assistance, or have any questions regarding the Proposals or how to vote your shares, please call Georgeson Inc. at 1-866-695-6075.

PLEASE VOTE.

YOUR VOTE IS IMPORTANT NO MATTER HOW MANY SHARES YOU OWN.

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THE SWISS HELVETIA FUND, INC.

1270 Avenue of the Americas

Suite 400

New York, New York 10020

ANNUAL MEETING OF STOCKHOLDERS

June 27, 2014

PROXY STATEMENT

INTRODUCTION

This Proxy Statement is furnished by the Board of Directors of The Swiss Helvetia Fund, Inc. (the “Fund”) in connection with the solicitation of Proxies for use at the Annual Meeting of Stockholders (the “Meeting”), to be held at 11:30 a.m., on Friday, June 27, 2014, at the offices of Stroock & Stroock & Lavan LLP, 767 Third Avenue, New York, New York 10017. The purpose of the Meeting and the matters to be acted upon are set forth in the accompanying Notice of Annual Meeting of Stockholders. It is expected that the Notice of Annual Meeting of Stockholders, Proxy Statement and form of Proxy will first be mailed to stockholders on or about May 2, 2014.

About the Fund

The Fund’s current investment adviser is Hottinger Capital Corp. (“HCC”). The executive offices of the Fund and HCC are located at 1270 Avenue of the Americas, Suite 400, New York, New York 10020. The Fund’s administrator is Citi Fund Services Ohio, Inc. (“Citi Fund Services”), and its executive offices are located at 3435 Stelzer Road, Columbus, Ohio 43219. If Proposals 2A and 2B are approved, the Fund’s investment adviser and sub-adviser will be Schroder Investment Management North America Inc. (“SIMNA”) and Schroder Investment Management North America Limited (“SIMNA Ltd”), respectively. The executive offices of SIMNA, which also would be the executive offices of the Fund, are located at 875 Third Avenue, New York, New York 10022. The executive offices of SIMNA Ltd are located at 31 Gresham Street, London, EC2V 7QA, United Kingdom.

Voting Information

If the accompanying form of Proxy is executed properly and returned, the shares represented by it will be voted at the Meeting in accordance with the instructions on the Proxy. However, if no instructions are specified on the Proxy, the shares will be voted “FOR” the election of each nominee as a Class II Director, “FOR” the proposed Investment Advisory Agreement between the Fund and SIMNA and “FOR” the proposed Sub-Advisory Agreement between SIMNA and SIMNA Ltd. A Proxy may be revoked at any time before it is voted by written notice to the Secretary of the Fund revoking it, by submitting a properly executed Proxy bearing a later date, or by attending the Meeting and voting in person. Attending the Meeting will not automatically revoke a previously executed Proxy. Shares represented by a Proxy marked to withhold authority to vote for a Director, abstentions and broker non-votes will be included in determining the existence of a quorum at the Meeting, but will not constitute a vote in favor of a Proposal. As a result, because they are not votes cast “FOR” a Proposal, they will have the effect of a vote “AGAINST” Proposals 2A and 2B. A broker non-vote occurs when a broker holding shares for a beneficial owner does not vote on a particular matter because the broker does not have discretionary voting power with respect to that matter and has not received instructions from the beneficial owner.

Whether or not a quorum is present at the Meeting, one or more adjournments of the Meeting may be proposed, including to permit further solicitation of Proxies. Any such adjournment will require the affirmative vote of the holders of a majority of the Fund’s shares present in person or represented by Proxy and entitled to vote at the Meeting. In determining whether to propose an adjournment in such event, the following factors may be considered: the nature of the Proposal; the percentage of votes then cast; the percentage of negative votes then cast; the nature of the proposed solicitation activities; and the nature of the reasons for such further solicitation. If an adjournment is proposed, the persons named as Proxies will vote thereon according to their best judgment in the interest of the Fund.

If a stockholder owns shares of the Fund in violation of applicable law, including the Investment Company Act of 1940, as amended (the “1940 Act”), the Fund may determine that any vote attributable to such shares shall not be counted, or that such shares will not be counted for quorum purposes, or both. Under Section 12(d)(1) of the 1940 Act, the acquisition of more than 3% of the Fund’s shares of common stock by another fund (whether registered, private or offshore) is unlawful. The Fund will invalidate votes cast on behalf of any such fund or by any other stockholder whose holdings are unlawful, that are otherwise properly cast, only after it has obtained a decision through appropriate proceedings in a court or other forum of competent jurisdiction that such votes are not valid. The Fund may suspend the final counting of votes pending such a decision.

The Board of Directors has fixed the close of business on April 30, 2014 as the record date for the determination of stockholders entitled to notice of, and to vote at, the Meeting and at any adjournment thereof. On that date, the Fund had 26,557,389 shares of common stock outstanding and entitled to vote. Stockholders are entitled to one vote for each Fund share held and fractional votes for each fractional Fund share held. Stockholders are not entitled to any appraisal rights as the result of any Proposal.

The Board of Directors knows of no business other than that mentioned in the Notice of Annual Meeting of Stockholders which will be presented for consideration at the Meeting. If any other matter is properly presented, it is the intention of the persons named in the enclosed Proxy to vote in accordance with their best judgment.

The Fund will furnish, without charge, a copy of its Annual Report for its fiscal year ended December 31, 2013 and its most recent Quarterly Report to any stockholder upon request. Requests for these Reports should be made in writing to The Swiss Helvetia Fund, Inc., 1270 Avenue of the Americas, Suite 400, New York, New York 10020, or by calling the Fund’s toll-free telephone number: 1-888-794-7700.

PROPOSAL 1: TO ELECT THREE CLASS II DIRECTORS

The Fund’s Certificate of Incorporation provides for three classes of Directors with overlapping three-year terms. The number of Directors currently is nine and is divided into three classes of three Directors each. Stockholders are being asked to elect three Class II Directors to serve for a three-year term. The Class II nominees, Richard Brealey, Claus Helbig and Samuel B. Witt, III, Esq., are the only nominees to be considered for election as Class II Directors at the Meeting and, if elected, each will serve a three-year term of office until the Annual Meeting of Stockholders in 2017, or until his respective successor is duly elected and qualified.

Each of the Class II nominees was first nominated by the Governance/Nominating Committee of the Board of Directors, consisting of the seven Non-Interested Directors (as defined below), three of whom are Class II nominees. Messrs. Brealey, Helbig and Witt were last elected by stockholders as a Class II Directors in 2011 to serve until this Meeting. The Board of Directors of the Fund, including all of the Directors of the Fund who are not “interested persons” (as defined in the 1940 Act) of the Fund (each such Director, a “Non-Interested Director”), unanimously proposed the Class II nominees for election at this Meeting.

Unless authority is withheld, it is the intention of the persons named in the accompanying form of Proxy to vote each Proxy “FOR” the election of the three Class II nominees of the Fund listed above. Each nominee has indicated he will serve, if elected, but if any such nominee should be unable to serve, Proxies will be voted for an alternate nominee, if any, designated by the Board of Directors. The Board of Directors has no reason to believe that any of the above nominees will be unable to serve as a Director. Each of the nominees is currently a member of the Board of Directors.

Please see page 5 of this Proxy Statement for additional information concerning the Class II nominees.

If Proposals 2A and 2B are approved, the Board of Directors anticipates that Alexandre de Takacsy and Paul Hottinguer, who currently serve as interested Directors of the Fund due to their affiliation with the Fund’s current investment adviser, will resign. The Board of Directors currently intends to reduce the size of the Board from nine to seven Directors, although it may increase the size of the Board, in accordance with the 1940 Act and state law, in the future. In addition, if Proposals 2A and 2B are approved, it currently is anticipated that the Fund’s executive officers, including its Chief Executive Officer, Chief Financial Officer and Chief Compliance Officer, will change. Please see Proposals 2A and 2B for a list of the persons who will likely serve as the Fund’s executive officers if Proposals 2A and 2B are approved.

Required Vote and the Board’s Recommendation

In accordance with Delaware law and the Fund’s Certificate of Incorporation and By-Laws, Directors are elected by a plurality of the votes cast at the Meeting by the stockholders entitled to vote.

THE BOARD OF DIRECTORS OF THE FUND, INCLUDING THE NON-INTERESTED DIRECTORS,

UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE ELECTION

OF THE THREE NOMINEES AS CLASS II DIRECTORS.

Certain Information Concerning Directors and Executive Officers

The following tables set forth certain information about each person nominated for election as a Director by the Board of Directors of the Fund, each person currently serving and continuing as a Director and each person who currently serves as an executive officer of the Fund, including his or her beneficial ownership of common stock of the Fund. All of the information is as of December 31, 2013. The information with respect to the Directors is separately stated for Directors or nominees for Director who have been determined to be Non-Interested Directors and Directors who are deemed to be “interested persons” of the Fund under the 1940 Act.

Class I Non-Interested Directors (Terms Will Expire in 2016)
Name, Address[1] & Age	Position(s) with Fund (Since)	Principal Occupation(s) During At Least The Past Five Years	Other Directorships Held By Director During At Least The Past Five Years	Shares and Dollar Range of Common Stock Beneficially Owned[2]
Jean-Marc Boillat Age: 71	Director (2005); and Member of the Governance/ Nominating Committee (2005) and the Pricing Committee (2009 to 2011 and since 2012)	Former CEO, Tornos-Bechler S.A., Moutier; Former Ambassador of Switzerland in various countries, including Lebanon, Cyprus, Angola, Mozambique and Argentina	None	3,000 $10,001- $50,000
R. Clark Hooper Age: 67	Director (2007); and Member of the Audit Committee (2007) and the Governance/ Nominating Committee (2007)	President of Dumbarton Group LLC (regulatory consulting) from 2003 to 2007; Various positions, including Executive Vice President of Regulatory Policy and Oversight (2002-2003) and Strategic Programs (1992-2002) of the National Association of Securities Dealers, Inc. (currently, Financial Industry Regulatory Authority, Inc.) from 1972 to 2003	Director (71 funds) and Chair (65 funds) of certain funds in the American Funds fund complex; Director of JP Morgan Value Opportunities Fund since 2005; Member of the Executive Committee and Board of Trustees of Hollins University (VA); and Trustee of Children’s Hospital of Philadelphia (PA)	1,485 $10,001- $50,000

Class II Non-Interested Directors (Nominees for Terms Expiring in 2017)
Name, Address[1] & Age	Position(s) with Fund (Since)	Principal Occupation(s) During At Least The Past Five Years	Other Directorships Held By Director During At Least The Past Five Years	Shares and Dollar Range of Common Stock Beneficially Owned[2]
Richard Brealey Age: 77	Director (1987 to 1996 and since 2009); Member (2009) and Chair (2012) of the Pricing Committee; and Member of the Governance/ Nominating Committee (2009) and the Audit Committee (2012)	Emeritus Professor London Business School (LBS); Full-time faculty member LBS from 1968 to 1998; Special Advisor to the Governor of the Bank of England 1998-2001	Director of the HSBC Investor Funds from 2004 to 2008	14,628 Over $100,000
Claus Helbig Age: 72	Director (2008); Member (2008) and Chair (2013) of the Governance/ Nominating Committee; and Member of the Audit Committee (2009) and the Pricing Committee (2009)	Attorney-at-Law; Member of the Supervisory Board of: Audi AG (Ingolstadt) from 1998 to 2008, Bankhaus August Lenz & Co. AG (Munich) (Chairman) since 2002, GLL Real Estate Partners GmbH (Munich) (Chairman) since 2001, and HCM Capital Management AG (Munich) (Vice-Chairman) from 2004 to 2010; Member of the European Advisory Board of Booz Allen Hamilton from 2003 to 2011; and Member of the Global Advisory Board of Millennium Associates, Zug/CH from 2007 to 2010; Director of Leo Capital Growth SPC (Ireland) since 2007; Director of Societé Horlogère Reconvilier AG, Zug/Suisse since 2011	None	1,000 $10,001- $50,000
Samuel B. Witt, III, Esq. Age: 78	Director (1987) and Chairman of the Board of Directors (2006); and Member of the Governance/ Nominating Committee (2002)	Samuel B. Witt, III, Attorney-at-Law	Trustee of The Williamsburg Investment Trust (11 funds)	6,396 $50,001- $100,000

Class III Non-Interested Directors (Terms Will Expire in 2015)
Name, Address[1] & Age	Position(s) with Fund (Since)	Principal Occupation(s) During At Least The Past Five Years	Other Directorships Held By Director During At Least The Past Five Years	Shares and Dollar Range of Common Stock Beneficially Owned[2]
Brian A. Berris Age: 69	Director (2012); Member and Chair (2013) of the Audit Committee; and Member of the Governance/ Nominating Committee (2012)	Partner, Brown Brothers Harriman & Co. since 1991; Member of the Audit Committee of Brown Brothers Harriman & Co.; Director and Member of the Audit Committee of Brown Brothers Harriman Trust Company (Cayman) Limited; Member of the Pension Investment Committee of Brown Brothers Harriman & Co.	None	5,000 $50,001- $100,000
David R. Bock Age: 70	Director (2010); and Member of the Governance/ Nominating Committee (2010), the Pricing Committee (2010) and the Audit Committee (2012)	Managing Partner, Federal City Capital Advisors since 1997; Interim CEO, Oxford Analytical, January to June 2010; Executive Vice President and Chief Financial Officer of I-trax, Inc. (health care services) from 2004 to 2008; Managing Director of Lehman Brothers from 1992 to 1995; Executive at The World Bank from 1974 to 1992	Director of the Pioneer Funds (53 portfolios) since 2005; Director and Member of the International Advisory Board of Oxford Analytica (political and economic consulting) since 2008; Director of Enterprise Community Investment (private investment company) from 1985 to 2010; Director of New York Mortgage Trust from 2004 to 2008 and since 2012; Director of I-trax, Inc. from 2000 to 2004	5,389 $50,001- $100,000

Class I Interested Director (Term Will Expire in 2016)
Name, Address[1] & Age	Position(s) with Fund (Since)	Principal Occupation(s) During At Least The Past Five Years	Other Directorships Held By Director During At Least The Past Five Years	Shares and Dollar Range of Common Stock Beneficially Owned[2]
Alexandre de Takacsy[3] Age: 84	Director (1987 to 1994 and since 1998); and President (2009)	Vice Chairman of the Board, Director, Secretary and Member of the Investment Committee of HCC; Retired Senior Executive, Royal Bank of Canada	None	1,143 $10,001- $50,000

Class III Interested Director (Term Will Expire in 2015)
Name, Address[1] & Age	Position(s) with Fund (Since)	Principal Occupation(s) During At Least The Past Five Years	Other Directorships Held By Director During At Least The Past Five Years	Shares and Dollar Range of Common Stock Beneficially Owned[2]
Paul Hottinguer[3] Age: 71	Director (1989)	Vice Chairman of the Board and Director of HCC; AXA International Obligations (finance) since 1996; Managing Director: Intercom (holding company) since 1984; Administrator: Investissement Provence SA (holding company) since 1996; Permanent Representative: Credit Suisse Hottinguer to Provence International (publicly held French mutual fund), Credit Suisse Hottinguer to CS Oblig Euro Souverain (mutual fund); Censor — Provence Europe (mutual fund); Credit Suisse Hottinguer to PPC; Credit Suisse Hottinguer to Croissance Britannia (investment fund); Credit Suisse Hottinguer to Harwanne Allemagne; General Partner: Hottinger et Cie (Zurich) until December 2007; President: Gaspee (real estate) from 1992 to 2006; Financière Hottinguer (holding company) from 1990 to 2002; Financière Provence Participations (venture capital firm) from 1990 to 2002; Finaxa (finance) from 1982 to 2004; Financière Hottinguer to CS Institutions Monetaire (mutual fund) from 1990 to 2002; Financière Hottinguer to CS Court Terme (mutual fund) from 1990 to 2002	Director of Hottinger U.S., Inc. (“HUS”) until December 2004	11,433 Over $100,000

Executive Officers[4]
Name, Address[1] & Age	Position(s) with Fund (Since)	Principal Occupation(s) During At Least The Past Five Years	Other Directorships Held By Officer During At Least The Past Five Years	Shares and Dollar Range of Common Stock Beneficially Owned[2]
Rudolf Millisits Age: 55	Chief Executive Officer (2009); Senior Vice President (2000); and Treasurer and Chief Financial Officer (2002 to 2012)	Chief Executive Officer and President (since June 2011), Chief Compliance Officer (since October 2004), Chief Operating Officer (since December 1998), Assistant Secretary (since August 1995) and Portfolio Manager and Member of Investment Committee (since September 1994) of HCC; Chairman, Chief Executive Officer and Director (since December 2004) of HUS; Manager (since 2012), President, Chief Financial Officer and Chief Compliance Officer of Hottinger Brothers LLC (since 2004); Director of Hottinger Investment Managers S.A. (from April 2008 to July 2011); Director of Hottinger Asset Management AG (Zurich) (from February 2008 to November 2012)	N/A	13,101 Over $100,000
Philippe R. Comby, CFA, FRM Age: 47	Chief Financial Officer (2012) and Vice President (2000)	Senior Vice President (since 2002), Treasurer (since 1997) and Portfolio Manager and Member of Investment Committee (since 1996) of HCC; Manager (since 2012), Chief Investment Officer and Senior Vice President of Hottinger Brothers LLC (since 2004); Director, President and Secretary (since December 2004) and Vice President (until December 2004) of HUS; Director of Spineart SA (since 2011); Director of Hottinger Investment Managers S.A. (from April 2008 to July 2011)	N/A	4,965 $50,001- $100,000
Jennifer English Citi Fund Services 100 Summer Street 15th Floor Boston, Massachusetts 02110 Age: 41	Secretary (2013)	Senior Vice President, Citi Fund Services Ohio, Inc. (since 2005)	N/A	None
Patrick J. Keniston Foreside Compliance Services, LLC Three Canal Plaza, Suite 100 Portland, Maine 04101 Age: 49	Chief Compliance Officer (2008)	Director, Foreside Compliance Services since October 2008	N/A	None

[1]	The Address for each Director and executive officer, unless otherwise noted, is c/o Hottinger Capital Corp., 1270 Avenue of the Americas, Suite 400, New York, New York 10020.

[2]

All Directors, nominees for Director and executive officers as a group (13 persons) owned or controlled 67,540 shares which constitutes less than 1.0% of the outstanding shares of common stock of the Fund. Share numbers in this Proxy Statement have been rounded to the nearest whole share. As of the record date, HCC owned 98,699 shares of common stock of the Fund.

[3]	Indicates “Interested Person,” as defined in the 1940 Act. Alexandre de Takacsy and Paul Hottinguer are Interested Persons because of their current positions with HCC.

[4]	Each executive officer serves on a year-to-year basis for an indefinite term, until his or her successor is elected and qualified.

The Fund’s officers are elected annually by the Board of Directors generally at its regular meeting in connection with the Annual Meeting of Stockholders.

Additional Information about the Fund’s Board of Directors

Board’s Oversight Role in Management.  The Board’s role in management of the Fund is oversight. The Board of Directors provides oversight with respect to the Fund’s governance, operations, performance and stockholder relations. In that capacity the Board, directly and through permanent and ad hoc committees, provides oversight of the Fund’s current investment adviser, HCC, the Fund’s independent registered public accounting firm, Deloitte & Touche LLP (“D&T”), the Fund’s administrator and fund accountant, Citi Fund Services, and Fund management.

As is the case with virtually all investment companies (as distinguished from operating companies), service providers to the Fund have the primary responsibility for the day-to-day management of the Fund, which includes responsibility for risk management (including management of investment performance and investment risk, valuation risk, issuer and counterparty credit risk, compliance risk and operational risk). As part of its oversight, the Board, acting at its scheduled meetings, or the Chairman, acting between Board meetings, regularly interacts with and receives reports from senior personnel of service providers, including HCC’s Chief Executive Officer, the Fund’s and HCC’s Chief Compliance Officers and portfolio management personnel. The Board’s Audit Committee (which consists solely of Non-Interested Directors) meets during its scheduled meetings, and between meetings the Audit Committee chair maintains contact, with the Fund’s independent registered public accounting firm and the Fund’s Chief Financial Officer. The Board also receives periodic presentations from senior personnel of HCC or its affiliates regarding risk management generally, as well as periodic presentations regarding specific operational, compliance or investment areas. The Board has adopted policies and procedures designed to address certain risks to the Fund. In addition, HCC and other service providers to the Fund have adopted a variety of policies, procedures and controls designed to address particular risks to the Fund. Different processes, procedures and controls are employed with respect to different types of risks. However, it is not possible to eliminate all of the risks applicable to the Fund. The Board also receives reports from the Fund’s Chief Compliance Officer, counsel to the Fund and the Board’s own independent legal counsel regarding regulatory compliance and governance matters. The Board’s oversight role does not make the Board a guarantor of the Fund’s investments or activities.

Board Composition and Leadership Structure.  The 1940 Act requires that at least 40% of a fund’s board members not be “interested persons” (as defined in the 1940 Act) of the fund and as such are not affiliated with the fund’s investment adviser (“Independent Board members”). To rely on certain exemptive rules under the 1940 Act, a majority of a fund’s board members must be Independent Board members, and for certain important matters, such as the approval of investment advisory agreements or transactions with affiliates, the 1940 Act or the rules thereunder require the approval of a majority of the Independent Board members. Currently, more than 75% of the Board of Directors, including the Chairman of the Board, are Non-Interested Directors. The Board has determined that its leadership structure, in which the Chairman of the Board is not affiliated with HCC, is appropriate in light of the services that HCC provides to the Fund and potential conflicts of interest that could arise from that relationship.

Information About Each Director’s Experience, Qualifications, Attributes or Skills.  The Board of Directors believes that the significance of each Director’s experience, qualifications, attributes or skills is an individual matter (meaning that experience that is important for one Director may not have the same value for another) and that these factors are best evaluated at the Board level, with no single Director, or particular factor, being indicative of Board effectiveness. However, the Board believes that Directors need to have the ability to critically review, evaluate, question and discuss information provided to them, and to interact effectively with Fund management, service providers and counsel, in order to exercise effective business judgment in the performance of their duties; the Board believes that the Directors satisfy this standard. Experience relevant to having this ability may be achieved through a Director’s educational background; business, professional training or practice (e.g., medicine, accounting or law), public service or academic positions; experience from service as a board member (including the Board of the Fund) or as an executive of investment funds, public companies or significant private or not-for-profit entities or other organizations; and/or other life experiences. The Board’s Governance and Nominating Committee Charter contains certain other factors considered by the Committee in identifying and evaluating potential Director nominees.

To assist them in evaluating matters under federal and state law, the Directors are counseled by their own independent legal counsel, who participates in Board meetings and interacts with HCC, and also may benefit from information provided by counsel to the Fund; both Board and Fund counsel have significant experience advising funds and fund board members. The Board and its committees have the ability to engage other experts as appropriate. The Board evaluates its performance on an annual basis.

Information about each Director and nominee for Director follows (supplementing the information provided in the table above), including some of the specific experiences, qualifications, attributes or skills that each Director possesses which the Board believes has prepared them to be effective Directors. Each Director and nominee for Director satisfies the “Relevant Experience and Country Knowledge” requirements and does not have any “Conflict of Interest,” as such terms are defined in the Fund’s Amended and Restated By-Laws and also set forth in the Governance and Nominating Committee Charter, which was attached as Exhibit A to the Fund’s Proxy Statement dated May 3, 2013.

•

Brian A. Berris — Brian A. Berris has an extensive business and investment management background. He joined Brown Brothers Harriman & Co. (“BBH”) in 1973 and has been a Partner at BBH since 1991. Mr. Berris served as Head of BBH’s U.S. Wealth Management activities for taxable investors from 1991 to 1998. From 1998 to 2010, he served as Head of BBH’s Global Investment Management business for institutional and private investors. During this period, Mr. Berris served on several firm-wide committees, including the Finance Committee and the Steering Committee, which is BBH’s main governance body for strategic direction and legal/regulatory issues. Mr. Berris also serves as the Chair of the Fund’s Audit Committee.

•

David R. Bock — Mr. Bock has extensive business and financial experience. He has been a Managing Partner of Federal City Capital Advisors, LLC since 1997, and also served as a Managing Director of Lehman Brothers from 1992 to 1995. Mr. Bock also has significant economic and monetary policy experience, having served as an Executive at The World Bank for almost 20 years. Mr. Bock also has significant board experience, having served on the boards of public and private investment and operating companies, including the Pioneer Funds, New York Mortgage Trust and I-trax, Inc. over the last 10 years.

•

Jean-Marc Boillat — In addition to serving as the Ambassador of Switzerland to numerous countries for over 15 years, Mr. Boillat also served as the Chief Executive Officer of Tornos-Bechler S.A., a Swiss company that is a leading global manufacturer and supplier of high precision machinery.

•

Richard A. Brealey — Professor Brealey’s extensive economic background includes serving as a full time faculty member of the London Business School for thirty years and also serving as a Special Advisor to the Governor of the Bank of England from 1998 to 2001. He has served on the Investment Committees of Oxford University, the London Business School and the British Academy. He is a published author in the international finance area and provides expert witness testimony and consults on valuation matters and investment policy. He previously served as a board member of the HSBC Investor Funds, Sun Life Assurance Company of Canada UK Holdings PLC and Tokai Derivatives Products Ltd. Professor Brealey also serves as the Chair of the Fund’s Pricing Committee.

•	Alexandre de Takacsy — Mr. de Takacsy has served in various capacities, including his current roles as Director and President of the Fund, since the Fund’s initial public offering in 1987.

•

Claus Helbig — Dr. Helbig has served as a director or supervisory board member of several multi-national corporations or their affiliated entities, including Audi AG, Booz Allen Hamilton and GLL Real Estate Partners, a Munich-based real estate funds management group. He formerly served as a supervisory board member of CLAAS KgaA mbH, a German-based international agricultural engineering company. He also has a legal degree from the University of Geneva. Dr. Helbig also serves as the Chair of the Fund’s Governance and Nominating Committee.

•

Paul Hottinguer — Mr. Hottinguer has served as a Director of the Fund for over 20 years, including serving as Chairman of the Board for 17 years. He also is a Vice Chairman and Director of HCC and holds several positions with other companies controlled by the Hottinger Group. Mr. Hottinguer has served as a board member of numerous foreign public and private investment funds during his tenure on the Board.

•

R. Clark Hooper — Ms. Hooper has extensive regulatory experience in the area of registered investment companies. She held various positions at the National Association of Securities Dealers, Inc. (formerly, the NASD) for over 30 years. During that time, she served as Executive Vice President of Regulatory Policy and Oversight and had responsibility for directing policies, rulemaking and regulation of the underwriting and distribution of registered investment companies. She also has served as a board member, including serving as chair of the boards, of various funds in the American Funds complex since 2003.

•

Samuel B. Witt, III, Esq. — Mr. Witt has served as a Director since the Fund’s initial public offering in 1987. During his tenure, he served as Chair of the Audit Committee for over 10 years and has served as the Chairman of the Board since 2006. Mr. Witt has an extensive legal and business background, including past service as European Counsel and Director of Finance for a U.S. publicly-traded company and as General Counsel of the International and U.S. Businesses of a Fortune 100 public company. He has traveled, lived and worked extensively overseas, including Europe. Mr. Witt also has been active in public service, including past board memberships with the George C. Marshall Foundation, The University of Virginia Law School and the Board of Visitors of the Virginia Military Institute.

Board Committees, Meetings and Compensation

The Board has three standing committees: the Audit Committee, the Governance and Nominating Committee and the Pricing Committee. Each committee is composed entirely of Non-Interested Directors.

Audit Committee.  The current members of the Audit Committee of the Board of Directors are Mme. Hooper and Messrs. Berris, Bock, Brealey and Helbig, each of whom is a Non-Interested Director. Mr. Berris serves as Chair of the Audit Committee. Mr. Witt, as Chairman of the Board of Directors, serves as an ex-officio member of the Audit Committee. In this capacity, Mr. Witt does not have any voting powers and is not counted for purposes of determining a quorum at meetings of the Audit Committee. Each member of the Committee, including Mr. Witt, also is “independent” under the listing standards of the New York Stock Exchange (“NYSE”).

Pursuant to the Audit Committee Charter adopted by the Fund’s Board of Directors, the function of the Audit Committee is to assist Board oversight of (i) the integrity of the Fund’s financial statements; (ii) the Fund’s compliance with legal and regulatory requirements; and (iii) the independent registered public accounting firm’s qualifications, independence and performance. The Audit Committee has direct responsibility to appoint, retain, determine the compensation of, evaluate and terminate the Fund’s independent registered public accounting firm, including sole authority to approve all audit engagement fees and terms, and in connection therewith, to review and evaluate matters potentially affecting the independence and capabilities of the independent registered public accounting firm. The Audit Committee also oversees the accounting and financial reporting processes of the Fund and the audits of the Fund’s financial statements as well as the administration of the Fund. The Audit Committee held six meetings during the year ended December 31, 2013. The Fund’s Audit Committee Charter is available on the Fund’s website at www.swz.com.

Governance and Nominating Committee.  The Board of Directors has a Governance and Nominating Committee whose current members are all of the Non-Interested Directors, namely, Mme. Hooper and Messrs. Berris, Bock, Boillat, Brealey, Helbig and Witt. Dr. Helbig serves as Chair of the Governance and Nominating Committee. Each member of the Committee is “independent” under the listing standards of the NYSE.

Among other responsibilities, the Governance and Nominating Committee selects and nominates persons for election or appointment by the Board as Directors of the Fund and oversees the annual assessment of the effectiveness of the Board and such other matters of Fund governance as may be delegated to it by the Board or determined by the Governance and Nominating Committee to be appropriate. In evaluating potential nominees, including any nominees recommended by stockholders, the Committee takes into consideration the factors listed in the Governance and Nominating Committee Charter, including character and integrity, experience in business, investment and economic matters in Europe, the United States, or Switzerland or political matters of Switzerland, and whether the Committee believes the person has the ability to apply sound and independent business judgment and would act in the interest of the Fund and its stockholders. The Governance and Nominating Committee will consider nominees recommended by a stockholder if such recommendation is in writing and received by the Fund by the deadline specified below under “Stockholder Proposals” and otherwise complies with the requirements for such proposals contained in the Governance and Nominating Committee Charter and the Fund’s By-Laws. The Governance and Nominating Committee held five meetings during the year ended December 31, 2013. The Fund does not provide a copy of the Governance and Nominating Committee Charter on its website, but the current Governance and Nominating Committee Charter was attached as Exhibit A to the Fund’s Proxy Statement dated May 3, 2013.

Pricing Committee.  The Board of Directors has a Pricing Committee whose current members are Messrs. Bock, Boillat, Brealey and Helbig. Mr. Brealey serves as Chair of the Pricing Committee. Mr. Witt, as Chairman of the Board of Directors, serves as an ex-officio member of the Committee. The Pricing Committee oversees the fair valuation of the Fund’s portfolio securities for which market prices or quotations are not readily available or are deemed to be unreliable. The Pricing Committee held five meetings during the year ended December 31, 2013.

In 2011, the Board of Directors established an ad hoc sub-committee of the Governance and Nominating Committee to assist the Board in overseeing matters relating to the Directors’ duties and obligations under Section 15(c) of the 1940 Act. That ad hoc sub-committee was reconstituted as the Ad Hoc 15(c) Sub-Committee of the Board in June 2012. The members of the Ad Hoc 15(c) Sub-Committee are Messrs. Bock, Brealey, Helbig and Witt and Ms. Hooper. Mr. Bock serves as Chair of the Sub-Committee.

In September 2013, the Board of Directors established an Ad Hoc Strategic Planning Sub-Committee of the Board to assist the Board in considering certain actions that the Fund could take to enhance stockholder value and address the discount at which the Fund’s shares of common stock have traded. The members of the Ad Hoc Strategic Planning Sub-Committee are Messrs. Bock, Berris and Brealey. Mr. Bock serves as Chair of the Sub-Committee. Mr. Witt, as Chairman of the Board of Directors, serves as an ex-officio member of the Sub-Committee.

During the year ended December 31, 2013, the Board of Directors met four times. Each Director attended at least 75% of the aggregate of (i) the total number of meetings of the Board of Directors and (ii) the total number of meetings held by all Committees of the Board on which he or she served (held during the period he or she was a Director). The Fund has no formal written policy regarding Directors’ attendance at annual meetings of stockholders. All of the current Directors attended the Fund’s 2013 Annual Meeting of Stockholders.

The Fund pays each Non-Interested Director $40,821 annually in compensation, except for the Chairman of the Board to whom the Fund pays an annual fee of $54,467 and for the Chairs of the three standing Committees to each of whom the Fund pays an annual fee of $46,700. In addition, the Fund pays each Non-Interested Director $1,300 for each Board meeting attended and pays each Non-Interested Director who is a member of a Committee a fee of $750 for each Committee meeting attended. Committee meeting fees are paid for only those meetings held separately from other meetings. The annual fee of Non-Interested Directors (including the annual fee paid to the Chairs of the Audit Committee, the Governance and Nominating Committee and the Pricing Committee) is adjusted annually, as of each January 1, in proportion to the increase in the Consumer Price Index for the preceding twelve month period. Each Director who is a Non-Interested Director and who is a member of the Audit, Governance and Nominating or Pricing Committees may be compensated for incremental work over and above attending a meeting, including work performed as a member of an ad hoc committee, based upon the value added to the Fund. Finally, the Fund reimburses Non-Interested Directors for certain out-of-pocket expenses, such as travel expenses in connection with Board meetings. During the year ended December 31, 2013, the Non-Interested Directors received from the Fund individual remuneration (exclusive of reimbursed expenses), as follows:

Name of Person and Position	Aggregate Compensation From the Fund*
Brian A. Berris, Chair of the Audit Committee	$58,992
David R. Bock	$62,589
Jean-Marc Boillat	$55,616
Richard A. Brealey, Chair of the Pricing Committee	$62,939
Dr. Claus Helbig, Chair of the Governance and Nominating Committee	$59,271
R. Clark Hooper	$60,716
Samuel B. Witt, III, Esq., Chairman of the Board	$75,257
TOTAL REMUNERATION:	$435,380

*	The Fund is not part of a fund complex or group, and, accordingly, the Directors do not serve on the board of any other registered investment company in a complex or group with the Directors. The Fund pays all of the Non-Interested Directors’ remuneration. Retirement and/or pension benefits are not offered as part of the compensation for Directors.

No executive officer of the Fund received aggregate compensation from the Fund for the most recently completed fiscal year in excess of $60,000. Accordingly, no other persons have been included in the compensation table set forth above.

Section 16(a) Beneficial Ownership Reporting Compliance

Under the securities laws of the United States, the Fund’s Directors, its executive (and certain other) officers, HCC and certain affiliated persons of HCC and any persons beneficially owning more than ten percent of the Fund’s common stock are required to report their ownership of the Fund’s common stock and any changes in that ownership to the Fund, the Securities and Exchange Commission (the “Commission”) and the NYSE. Specific due dates for these reports have been established, and the Fund is required to report in this Proxy Statement any failure to file by these dates during 2013. Based solely upon a review of Forms 3 and 4 and amendments thereto furnished to the Fund during its most recent fiscal year, Forms 5 and amendments thereto furnished to the Fund with respect to its most recent fiscal year, all of these requirements appear to have been satisfied by such persons during the year ended December 31, 2013, except that two Form 4s to report the disposition of shares of the Fund’s common stock by HCC and its parent company were filed late due to administrative oversight.

Security Ownership of Certain Beneficial Owners

As of the record date, no stockholder, to the knowledge of the Fund, based on Schedule 13G and 13D filings with the Commission, beneficially owned more than five percent of the Fund’s outstanding shares of common stock, except as listed below:

Name of Person	Number of Shares	Percent Beneficially Owned
Lazard Asset Management LLC[1]	5,715,558	18.45%
1607 Capital Partners, LLC[2]	4,435,128	14.46%
Bulldog Investors, LLC[3]	1,703,177	5.50%

[1]

Lazard Asset Management LLC, 30 Rockefeller Plaza, New York, New York 10112, on behalf of its advisory clients, filed on February 14, 2014 a beneficial ownership report on Schedule 13G/A with the Commission.

[2]

1607 Capital Partners, LLC, 4991 Lake Brook Drive, Suite 125, Glen Allen, Virginia 23060, on behalf of its advisory clients, filed on February 14, 2014 a beneficial ownership report on Schedule 13G/A with the Commission.

[3]

Bulldog Investors, LLC, Phillip Goldstein, Andrew Dakos and Steven Samuels, Park 80 West-Plaza Two, 250 Pehle Avenue, Suite 708, Saddle Brook, New Jersey 07663, on behalf of their advisory clients, filed on August 8, 2013 a beneficial ownership report on Schedule 13D with the Commission.

ADDITIONAL INFORMATION

At a meeting held on March 25-26, 2014, the Audit Committee of the Fund’s Board of Directors approved, and the Board of Directors approved and ratified, Deloitte & Touche LLP to act as the independent registered public accounting firm for the Fund for the year ending December 31, 2014. D&T, or a predecessor firm, has served as the independent registered public accounting firm for the Fund since 1987. Based principally on representations from D&T, the Fund knows of no direct financial or material indirect financial interest of D&T in the Fund.

Neither the Fund’s Certificate of Incorporation nor By-Laws requires that the stockholders ratify the appointment of D&T as the Fund’s independent registered public accounting firm, although the Fund has sought such ratification from time to time in the past, and may do so in the future, as a matter of good corporate practice. The Audit Committee and the Board of Directors in their discretion may change the appointment at any time during the year if they determine that such change would be in the best interests of the Fund and its stockholders.

Certain Information Concerning Deloitte & Touche LLP

(a)  Audit Fees.  The aggregate fees billed for each of the last two fiscal years (the “Reporting Periods”) for professional services rendered by D&T for the audit of the Fund’s annual financial statements, or services that are normally provided by D&T in connection with the statutory and regulatory filings or engagements for the Reporting Periods, were $73,000 in 2012 and $94,900 in 2013.

(b)  Audit-Related Fees.  There were no fees billed in the Reporting Periods for assurance and related services rendered by D&T that are reasonably related to the performance of the audit of the Fund’s financial statements and are not reported under paragraph (a) above.

There were no fees billed by D&T in the Reporting Periods for services rendered by D&T to HCC or any entity controlling, controlled by or under common control with HCC that provides ongoing services to the Fund (“Service Affiliates”).

(c)  Tax Fees.  The aggregate fees billed in the Reporting Periods for professional services rendered by D&T for tax compliance, tax advice and tax planning (“Tax Services”) were $6,200 in 2012 and $6,600 in 2013. These Tax Services consisted of review or preparation of U.S. federal, state, local and excise tax returns.

(d)  All Other Fees.  D&T did not provide any additional services in the Reporting Periods other than those services reported in paragraphs (a) through (c) above.

Audit Committee Pre-Approval Policies.  The Audit Committee pre-approves D&T’s engagements for audit and non-audit services to the Fund and non-audit services to Service Affiliates on a case-by-case basis as required. Pre-approval considerations include whether the proposed services are compatible with maintaining D&T’s independence.

Non-Audit Fees.  The aggregate non-audit fees billed by D&T for services rendered to the Fund for the Reporting Periods were $6,200 in 2012 and $6,600 in 2013 (for the Tax Services described above). There were no fees billed in the Reporting Periods for non-audit services rendered by D&T to Service Affiliates.

Auditor Independence.  The Audit Committee considers whether the provision of any non-audit services rendered to Service Affiliates which were not pre-approved (not requiring pre-approval) is compatible with maintaining D&T’s independence.

No representative of D&T is expected to be present at the Meeting, but will be available by telephone and will have an opportunity to make a statement (if the representative so desires) and to respond to appropriate questions.

REPORT OF AUDIT COMMITTEE

The Audit Committee has exclusive oversight of the Fund’s financial reporting process. The Committee operates pursuant to a Charter which has been approved by the Board, a copy of which is available on the Fund’s website at www.swz.com. As set forth in the Charter, management of the Fund is responsible for the (i) preparation, presentation and integrity of the Fund’s financial statements, (ii) maintenance of appropriate accounting and financial reporting principles and policies and (iii) maintenance of internal controls and procedures designed to assure compliance with accounting standards and applicable laws and regulations. The Fund’s independent registered public accounting firm is responsible for auditing the Fund’s financial statements and expressing an opinion as to their conformity with generally accepted accounting principles.

In the performance of its oversight function, the Committee considered and discussed the December 31, 2013 audited financial statements with management and with D&T. The Committee also discussed with D&T the matters required to be discussed by Public Company Accounting Oversight Board Auditing Standard No. 16, Communications With Audit Committees, as currently in effect. Finally, the Committee reviewed the written disclosures and the letter from D&T required by Public Company Accounting Oversight Board Rule 3526, Communication with Audit Committees Concerning Independence, as currently in effect, and discussed with D&T the auditors’ independence.

Stockholders are reminded, however, that the members of the Audit Committee are not professionally engaged in the practice of auditing or accounting. Members of the Committee rely without independent verification on the information provided to them and on the representations made by management and D&T. Accordingly, the Audit Committee’s oversight does not provide an independent basis to determine that management has maintained appropriate accounting and financial reporting principles or appropriate internal controls and procedures designed to assure compliance with accounting standards and applicable laws and regulations. Furthermore, the Audit Committee’s considerations and discussions referred to above do not assure that the audit of the Fund’s 2013 financial statements has been carried out in accordance with generally accepted auditing standards or that the financial statements are presented in accordance with generally accepted accounting principles, nor do they assure D&T’s independence.

Based upon the reports and discussions described in this report, and subject to the limitations on the role and responsibilities of the Committee referred to above and in the Charter, the Committee determined, and recommended to the Board, that the Fund’s audited financial statements be included in the Fund’s Annual Report to Stockholders for the year ended December 31, 2013, and filed with the Commission.

Brian A. Berris, Audit Committee Chair

David R. Bock

Richard Brealey

Claus Helbig

R. Clark Hooper

Dated: February 24, 2014

PROPOSAL 2A: APPROVAL OF PROPOSED INVESTMENT ADVISORY AGREEMENT BETWEEN THE FUND AND SCHRODER INVESTMENT MANAGEMENT NORTH AMERICA INC.

PROPOSAL 2B: APPROVAL OF PROPOSED SUB-ADVISORY AGREEMENT BETWEEN SCHRODER INVESTMENT MANAGEMENT NORTH AMERICA INC. AND SCHRODER INVESTMENT MANAGEMENT NORTH AMERICA LIMITED

At a meeting held on March 27, 2014, all of the members of the Fund’s Board of Directors who are not “interested persons” (as defined in the 1940 Act), constituting a majority of the Fund’s Board of Directors, voted to approve and recommend to stockholders for their approval (a) a proposed Investment Advisory Agreement between the Fund and Schroder Investment Management North America Inc. (“SIMNA”) and (b) a proposed sub-advisory agreement between SIMNA and Schroder Investment Management North America Limited (“SIMNA Ltd”). For purposes of these Proposals, we refer to Directors who are not “interested persons” of the Fund as “Non-Interested Directors,” to the proposed agreement with SIMNA as the “Proposed Agreement,” to the proposed agreement between SIMNA and SIMNA Ltd as the “Sub-Advisory Agreement” and to the Proposed Agreement and the Sub-Advisory Agreement as the “Proposed Agreements.” We also refer to the combination of SIMNA and SIMNA Ltd, including the Switzerland-based Swiss equities team that will manage the Fund if stockholders approve the Proposed Agreements, as “Schroders.” The Proposed Agreements, if approved by stockholders, would replace the current Investment Advisory Agreement between the Fund and Hottinger Capital Corp. (“HCC”), dated as of May 26, 2005, revised as of May 22, 2008 (the “Current Agreement”). The Current Agreement was last approved by stockholders on May 26, 2005, in connection with transfers of interests in HCC’s parent.

Although under the Commission’s rules each agreement is to be voted on separately, stockholders must vote to approve each of the Proposed Agreements for either of them to be approved. If both the Proposed Agreement and the Sub-Advisory Agreement are not approved by a 1940 Act Majority (as defined below) of the Fund’s stockholders, HCC would continue to manage the Fund, stockholders would not receive the benefit of the reduced fee rate and Switzerland-based Swiss equities team referred to below, and the Fund’s Board of Directors, including the Non-Interested Directors, would consider what actions, if any, would be appropriate.

Terms of the Proposed Agreements

Proposed Agreement

A form of the Proposed Agreement is attached hereto as Exhibit A and a form of the Sub-Advisory Agreement is attached as Exhibit B. The Proposed Agreement provides that SIMNA, in accordance with the Fund’s stated investment objective, policies and limitations, and subject to the supervision of the Fund’s Board of Directors, will have investment discretion for the Fund and will make all decisions affecting the Fund’s portfolio. With the exception of the reduced fee rates, and the ability for SIMNA to engage its affiliate as sub-adviser to manage the Fund’s assets, the terms of the Proposed Agreement are substantially similar to the terms of the Current Agreement.

Under the Current Agreement, the Fund pays HCC an annual advisory fee of 1.00% of the Fund’s average monthly net assets up to U.S. $60 million, 0.90% of such assets between U.S. $60 million and U.S. $100 million, 0.80% of such assets between U.S. $100 million and U.S. $200 million, 0.70% of such assets between U.S. $200 million and U.S. $300 million, 0.65% of such assets between U.S. $300 million and U.S. $400 million, 0.60% of such assets between U.S. $400 million and U.S. $500 million, 0.55% of such assets between U.S. $500 million and U.S. $600 million, 0.50% of such assets between U.S. $600 million and U.S. $800 million, and 0.45% of such assets in excess of U.S. $800 million. The aggregate amount of advisory fees paid by the Fund to HCC during the fiscal year ended December 31, 2013 was $3,461,057.

Under the Proposed Agreement, the Fund would pay SIMNA an annual advisory fee of 0.70% of the Fund’s average monthly net assets up to and including U.S. $250 million, 0.60% of such assets in excess of U.S. $250 million up to and including U.S. $350 million, 0.55% of such assets in excess of U.S. $350 million up to and including U.S. $450 million, 0.50% of such assets in excess of U.S. $450 million up to and including U.S. $550 million, and 0.45% of such assets in excess of U.S. $550 million. Based on the Fund’s net assets as of

December 31, 2013 and assuming that the level of assets remained constant for a year, under the Current Agreement the annual advisory fee payable by the Fund to HCC would be $3,541,331, and under the Proposed Agreement the annual advisory fee payable to SIMNA by the Fund would be $3,009,443, a savings of $531,888 to the Fund. In addition, SIMNA has agreed to make available to the Fund, at no additional cost to the Fund, a chief compliance officer, resulting in additional annual savings to the Fund.

As is the case with HCC under the Current Agreement, under the Proposed Agreement, SIMNA will bear all expenses of its employees and overhead incurred by it in connection with its duties under the Proposed Agreement. SIMNA will pay all salaries and fees of the Fund’s Directors and Officers who are “interested persons” (as defined in the 1940 Act) of SIMNA. The Fund would continue to bear all of its own expenses, including but not limited to the following: fees and out-of-pocket travel expenses of the Fund’s Directors who are not interested persons and other expenses incurred by the Fund in connection with Directors’ meetings; interest expenses; taxes and governmental fees; brokerage commissions incurred in acquiring or disposing of the Fund’s portfolio securities; membership dues to professional organizations; premiums allocable to fidelity bond and liability insurance coverage; expenses of preparing stock certificates; expenses in connection with the issuance, offering, distribution, sale or underwriting of securities issued by the Fund; expenses of registering and qualifying the Fund’s shares for sale with the Commission and in various states and foreign jurisdictions; charges and expenses of the Fund’s and the Non-Interested Directors’ legal counsel and independent accountants; custodian, dividend disbursing and transfer agent expenses; expenses of obtaining and maintaining stock exchange listings of the Fund’s shares; and the expenses of stockholders’ meetings and preparing and distributing Proxies and reports to stockholders.

As is the case with HCC under the Current Agreement, under the Proposed Agreement, SIMNA is not liable for any error of judgment or for any loss suffered by the Fund in connection with matters relating to the Proposed Agreement. SIMNA, however, is liable for a loss resulting from willful misfeasance, bad faith or gross negligence in the performance of, or from reckless disregard of, its obligations and duties under the Proposed Agreement. SIMNA is also liable for any loss resulting from a breach of fiduciary duty with respect to receipt of compensation for services, in which case any award of damages shall be limited to the period and the amount set forth in Section 36(b)(3) of the 1940 Act.

If approved by stockholders, the Proposed Agreement will be effective for an initial period ending on March 30, 2016 and will continue in effect thereafter, provided that such continuance is specifically approved at least annually by the vote of a majority of the Fund’s Board of Directors who are not parties to the Proposed Agreement or “interested persons” (as defined in the 1940 Act) of any such party, cast in person at a meeting called for the purpose of voting on such approval and either (a) a 1940 Act Majority of the Fund’s stockholders, or (b) the vote of a majority of the Fund’s Board of Directors. If both Proposal 2A and Proposal 2B are approved by a separate vote of a 1940 Act Majority of the Fund’s stockholders, the Proposed Agreement will take effect upon the termination of the Current Agreement, which is expected to occur not later than 60 days following written notice to HCC.

The Proposed Agreement may be terminated at any time, without payment of any penalty, by vote of the Board or by vote of a 1940 Act Majority of the Fund’s stockholders, in each case, on 60 days’ prior written notice to SIMNA, or by SIMNA upon not less than 60 days’ written notice to the Fund. The Proposed Agreement will automatically and immediately terminate in the event of its “assignment” (as defined in the 1940 Act).

The description of the Proposed Agreement in this Proxy Statement is only a summary. The form of Proposed Agreement is attached hereto as Exhibit A. You should read the Proposed Agreement.

Sub-Advisory Agreement

SIMNA desires to employ SIMNA Ltd as its investment sub-adviser in managing the investment and reinvestment of the Fund’s assets in accordance with the Proposed Agreement and subject to the direction of SIMNA and the oversight of the Fund’s Board of Directors. As part of those services, SIMNA Ltd will (i) continuously review, supervise and administer an investment program for the Fund; (ii) determine in its discretion the securities to be purchased or sold by the Fund and the portion of the Fund’s assets to be held uninvested; and (iii) select the brokers or dealers that will execute the Fund’s portfolio transactions. The Fund will not pay SIMNA Ltd a fee for any services provided by it, and will have no liability to SIMNA Ltd under the terms of the Sub-Advisory Agreement. As compensation for its services under the Sub-Advisory Agreement, SIMNA Ltd will receive 40% of the fees paid by the Fund to SIMNA under the Proposed Agreement. SIMNA Ltd will provide, at its own expense, the office space, furnishings and equipment, and the personnel required by it to perform the services on the terms provided under the Sub-Advisory Agreement, including the services of the Switzerland-based Swiss equities team.

The Sub-Advisory Agreement provides that it may be terminated at any time, without the payment of any penalty, by: (1) SIMNA (i) upon 60 days’ written notice to SIMNA Ltd, or (ii) upon material breach by SIMNA Ltd of any representations and warranties set forth in the Agreement, if such breach has not been cured within 20 days after written notice of such breach; (2) SIMNA Ltd (i) upon 60 days’ written notice to SIMNA, or (ii) upon material breach by SIMNA of any representations and warranties set forth in the Agreement, if such breach has not been cured within 20 days after written notice of such breach; or (3) the Fund’s Board of Directors or by vote of the holders of a majority of the outstanding voting securities of the Fund upon 60 days’ written notice to SIMNA Ltd. The Sub-Advisory Agreement also provides that it shall terminate automatically in the event of its assignment (as defined in the 1940 Act) or upon the termination of the Proposed Agreement.

The description of the Sub-Advisory Agreement in this Proxy Statement is only a summary. The Sub-Advisory Agreement is attached hereto as Exhibit B. You should read the Sub-Advisory Agreement.

Background to the Board’s Approval of the Proposed Agreements

Subsequent to the June 2013 continuance by the Fund’s Board of Directors of the Current Agreement, the Non-Interested Directors were provided periodic updates with respect to various regulatory, management and other developments involving HCC’s parent that could affect the ownership and structure of HCC’s parent and management of the Fund. In response to these developments, the Non-Interested Directors met on November 6, 2013 and requested that the Ad Hoc Strategic Planning Sub-Committee of the Board (the “Committee”), comprised of Messrs. Berris, Bock, Brealey and Witt, develop a plan to consider and evaluate potential successors to HCC. To that end, the Committee met with counsel to the Non-Interested Directors and determined to recommend to the Non-Interested Directors that the Non-Interested Directors retain an investment management consultant to assist the Non-Interested Directors in requesting and evaluating proposals from investment advisers with proven expertise in managing a portfolio of Swiss equities. The Non-Interested Directors authorized the Committee to contact investment management consultants. Later that month, the Committee reported to the Non-Interested Directors regarding its meetings with two independent investment management consultants and the Non-Interested Directors selected one such consultant to assist them in their evaluation process. Importantly, the consultant was informed that no decision had been made to replace HCC and that the outcome of the process undertaken by the Non-Interested Directors would depend on whether the Non-Interested Directors determined at the end of the process, based on factors they considered relevant, that recommending a change of the Fund’s investment manager was in the best interests of the Fund and its stockholders.

Following the selection of the consultant, the Non-Interested Directors met on December 18, 2013 with the consultant to discuss the process for identifying potential successors to HCC and certain required qualities in any candidate, including registration under the Investment Advisers Act of 1940, as amended, and proven experience in managing a portfolio of Swiss equities. The Non-Interested Directors and the consultant also agreed on a timetable for the selection process. Following the meeting, the consultant contacted 23 investment managers on a “no names” and confidential basis to inquire regarding each investment manger’s interest in, experience with and capabilities for managing a portfolio of Swiss equities.

The Non-Interested Directors’ decision to retain a consultant to assist them in identifying and evaluating possible successor investment advisers was disclosed publicly on January 13, 2014 in the Fund’s Offer to Purchase relating to its tender offer to purchase up to 15% of its shares of common stock earlier this year.

On January 24, 2014, the consultant delivered a report to the Non-Interested Directors that contained the results of the consultant’s inquiry. Prior to the meeting, the consultant and counsel to the Non-Interested Directors worked with the Committee to develop a list of questions to be submitted to qualified candidates in the form of a request for proposal (“RFP”). The consultant reported that 20 investment managers responded to the consultant’s inquiry. The consultant also provided its view regarding the capabilities of the 20 investment managers based on its quantitative screening process in conjunction with its high level qualitative research and information provided by the 20 investment managers. On January 27, 2014, Fund counsel was provided a draft of the RFP to review the provisions summarizing the Fund’s objective, strategies and restrictions, and provided comments to counsel to the Non-Interested Directors.

On January 29, 2014, the Non-Interested Directors and counsel to the Non-Interested Directors met with the consultant to discuss the consultant’s report. The Non-Interested Directors and the consultant identified 11 candidates that warranted further consideration. The Non-Interested Directors and the consultant engaged in extensive discussion regarding these 11 candidates and determined that of these 11 candidates, six should be the subject of further due diligence and inquiry. Following the meeting, the consultant contacted the six investment managers to inform them of their selection for the next step in the selection process and to confirm their agreement to keep confidential their participation in the selection process. The consultant then distributed the RFP to each of the six investment managers.

The RFP identified the Fund by name to each of the investment managers for the first time, and the consultant informed each of the six investment managers that they would be required to make an in-person presentation to the Non-Interested Directors and the consultant on March 24, 2014. Each of the six investment managers also was informed that responses to the RFP must be received prior to that in-person meeting. Prior to that meeting, the consultant engaged in further diligence regarding the six managers. Following the distribution of the RFP, two candidates withdrew from the selection process and one was removed from the process by the Non-Interested Directors. The Non-Interested Directors also provided a copy of the RFP to HCC and its parent and invited representatives of HCC and its parent to make a presentation to the Fund’s Board of Directors during the March 26, 2014 Board meeting.

Between January 29, 2014 and March 24, 2014, the Non-Interested Directors, counsel to the Non-Interested Directors and the consultant reviewed the three responses to the RFP and additional information regarding each of the three investment managers that responded to the RFP. During this period, counsel to the Non-Interested Directors engaged in discussions with each of these investment managers and reviewed additional information. On February 26, 2014, the Committee met with counsel to the Non-Interested Directors to discuss the responses to the RFP and the additional information provided by the investment managers as well as the next steps in the process. On March 11, 2014, the consultant delivered a “briefing paper” to the Non-Interested Directors summarizing the results of its diligence and its views regarding each of the three investment managers. On March 14, 2014 the Committee and counsel to the Non-Interested Directors met with the consultant to discuss the briefing paper and the upcoming meeting with each of the three candidates.

On March 24, 2014, each of the three investment managers made in-person presentations to the Non-Interested Directors and representatives of the consultant. Counsel to the Non-Interested Directors and Fund counsel participated in the presentations via videoconference. On March 25, 2014, the Non-Interested Directors and counsel to the Non-Interested Directors discussed the relative strengths and weaknesses of the investment managers. On March 26, 2014, HCC and its parent made a presentation to the Board. On March 27, 2014, following the completion of the presentations, the consultant delivered to the Non-Interested Directors a letter regarding its view of each of the three investment managers. The consultant noted that its research and assessment during the selection process was focused solely on the investment capability of each investment manager, and that it regarded Schroders as the strongest of the three in this respect and with respect to guidelines identified by the Non-Interested Directors. The consultant also noted its observation that Schroders appeared to have a breadth of experience and resources that the other two managers could not currently match in terms of supporting and servicing funds. The Non-Interested Directors also considered the presentation by HCC and its parent. After discussion and consideration of all four investment managers, including HCC, the Non-Interested Directors, voting in person and constituting a majority of the Board, unanimously approved the Proposed Agreements as in the best interests of the Fund and its stockholders.

Factors Considered by the Non-Interested Directors in Approving the Proposed Agreements

In making their selection of Schroders, the Non-Interested Directors considered all factors that they considered relevant with respect to all four investment managers, including the specific factors described below. The Non-Interested Directors did not identify any one factor as all-important or controlling, and each Director attributed different weights to the various factors.

Nature, Extent and Quality of the Services to be provided by Schroders.  The Non-Interested Directors considered various data and information regarding the nature, extent and quality of services to be provided under the Proposed Agreements, including responses by Schroders to detailed requests submitted by the consultant and counsel to the Non-Interested Directors on behalf of the Non-Interested Directors and the in-person presentation by Schroders. These responses and presentation included, among other things, information about the background and experience of senior management and investment personnel who would be responsible for managing the Fund. The Non-Interested Directors considered the information provided regarding the portfolio managers and other resources that would be dedicated to the Fund and the investment philosophy and process that would be followed by those individuals in managing the Fund. Additionally, the Non-Interested Directors considered the recommendation of the consultant.

The Non-Interested Directors noted that SIMNA and SIMNA Ltd are each wholly owned subsidiaries of Schroders plc, a global asset management company listed on the London Stock Exchange with $435.4 billion under management as of December 31, 2013. More specifically, the Non-Interested Directors considered that Schroders and their affiliates manage more than $54 billion for North American clients across a range of asset classes, with assets under management of $3 billion across 13 SEC registered mutual funds and more than $22 billion across 19 sub-advisory portfolios. The Non-Interested Directors considered the investment expertise of Schroders and its affiliates and their commitment to the Swiss market since the 1960s and noted that the Switzerland-based Swiss equity team manages four pooled investment funds, as well as several segregated client mandates, that focus on Swiss equities, with dedicated Swiss equities under management by that team of $1.3 billion at December 31, 2013. The Non-Interested Directors reviewed the nature, extent and quality of the management services proposed to be provided by Schroders and in connection therewith received a presentation from Schroders detailing the scope of its operations, the breadth and depth of its management, investment and research personnel and the various support and administrative services that Schroders would provide to the Fund. The Non-Interested Directors considered, in particular, the disciplined investment approach described by Schroders’ dedicated Switzerland-based portfolio managers and the experience and success of other pooled investment funds it manages that are focused on Swiss equities. They also considered Schroders’ strategy to exploit inefficiencies in the market through an investment approach that is fundamental, bottom-up and judgmental. Rather than seeking optimized exposure to certain factors, Schroders examines each investment opportunity on its own merits and its contribution to the overall risk/return characteristics of the entire portfolio.

The Non-Interested Directors noted that although SIMNA manages a family of SEC registered mutual funds in the United States and a number of private funds in the United States, it has not advised a 1940 Act-registered closed-end fund or any investment company listed on a U.S. securities exchange, such as the Fund, since 1998. The Non-Interested Directors also considered Schroders’ proven distribution capabilities in the United States. The total net assets of SIMNA’s SEC registered mutual funds increased by 62% during 2013. In particular, the Non-Interested Directors noted Schroders’ commitment to develop and implement a proactive stockholder relationship strategy that would include the development of marketing material and public and investor relations activities. The Non-Interested Directors also noted Schroders commitment to proactively monitor investor sentiment through industry conferences, digital communications and shareholder meetings and with respect to the Fund’s discount, if any, at which the Fund’s shares of common stock trade on the NYSE relative to the Fund’s net asset value per share. The Non-Interested Directors informed Schroders that the Fund previously announced to stockholders the Non-Interested Directors continue to assess additional actions to enhance stockholder value and to continue to monitor the discount at which the Fund’s shares trade.

The Board further noted that Schroders had proposed highly qualified senior executives to serve as the Fund’s President and Chief Executive Officer (“CEO”) and the Fund’s Chief Financial Officer (“CFO”) and, in that capacity, certify certain Fund reports as required by the Sarbanes-Oxley Act of 2002, and to serve as the Fund’s Chief Compliance Officer (“CCO”). Schroders proposed that Mark A. Hemenetz, Chief Operating Officer for SIMNA, would serve as the Fund’s President and CEO, Alan M. Mandel, Head of Fund Administration for SIMNA, would serve as the Fund’s CFO and Stephen M. DeTore, Chief Compliance Officer for SIMNA, would serve as the Fund’s CCO.

Performance, Fees and Expenses of the Fund and Comparisons to Other Clients.  The Non-Interested Directors noted that Schroders was not yet providing services to the Fund; therefore, there were limitations on the

Non-Interested Directors’ ability to evaluate the performance of Schroders in managing the Fund. Based, however, on the performance of the proposed portfolio management team in managing other Swiss equity products, the Non-Interested Directors concluded that, while recognizing that past investment performance may not be indicative of future returns, there was reason to believe that Schroders could achieve above-average performance over the long-term in managing the Fund.

In particular, the Non-Interested Directors considered the performance of the proposed Swiss equities team in managing pooled investment funds that invest in Swiss equities relative to their benchmark, the Swiss Performance Index (the “SPI”). The track record of the proposed team, comprised of Stefan Frischknecht, Daniel Lenz and other investment specialists, dates back to January 1, 1999, the date when the proposed team head took over the fund management responsibility of the Luxembourg-domiciled Schroder International Selection Fund Swiss Equity fund (the “Schroder Fund”), although Schroders advised that the inception date of some share classes of the Schroder Fund was December 18, 1995. The share class of the Schroder Fund with the most comparable management fee rate (0.75% per year) outperformed the SPI on a cumulative basis, with cumulative outperformance reaching 29.5% from January 1, 1999 until December 31, 2013. In comparison, the Non-Interested Directors noted that HCC had previously reported to them that under HCC’s management the Fund had underperformed the SPI on a cumulative basis from December 31, 1997 through April 30, 2013. In reviewing this and other performance information, the Non-Interested Directors noted that although Schroders advised that these pooled investment funds have investment mandates comparable to the Fund and are managed in a generally similar manner, and by the same Switzerland-based team that Schroders would draw on to manage the Fund, these pooled investment funds are subject to different regulatory and tax requirements than the Fund. The following table sets forth the cumulative returns (in Swiss Francs and US Dollars) of the most comparable share class of the Schroder Fund (the C distribution share class), the total return share price of the Fund and the total return of the Fund based on net asset value (“NAV”), as well as cumulative returns of the SPI, over the period indicated.

From January 1, 1999 to December 31, 2013	CHF cumulative return	USD cumulative return
Total Return Schroder International Selection Fund Swiss Equity (the C distribution share class)	103.8%	215.1%
Total Return, Swiss Helvetia Fund (share price)	63.3%	150.2%
Total Return, Swiss Helvetia Fund (NAV)	49.7%	130.7%
SPI	74.3%	171.8%

The Non-Interested Directors acknowledged that the Fund is not managed against any benchmark, including the SPI, but agreed that such comparative information was useful in assessing Schroders’ ability to manage similar Swiss equity portfolios.

The Non-Interested Directors further noted the pro forma nature of the profitability information presented and that it was not possible to predict with certainty how Schroders’ profitability actually would be affected by becoming the investment adviser and sub-adviser to the Fund but that they had been satisfied, based on their review of the projected profitability, that the profitability from its relationship with the Fund would not be excessive.

The Non-Interested Directors also noted that they would have opportunities to review Schroders’ profitability in the future based on actual results.

Furthermore, the Non-Interested Directors received and considered information about the financial viability of Schroders and were satisfied that Schroders has adequate resources to perform the services required under the Proposed Agreements.

The Non-Interested Directors noted that the fee to be paid to SIMNA under the Proposed Agreement was less than under the Current Agreement and that the fee payable to SIMNA Ltd would be paid out of the fee paid by the Fund to SIMNA (and not by the Fund). The Non-Interested Directors also noted that other expenses of the Fund were not expected to increase as a result of the retention of Schroders. The Non-Interested Directors considered the proposed fee that SIMNA would pay to SIMNA Ltd and determined that it appears to be a reasonable sharing of the advisory fee payable by the Fund in light of the proposed allocation of responsibilities between SIMNA and SIMNA Ltd. With respect to the pooled investment funds managed by the proposed team against the SPI and with investment restrictions similar to the Fund, the Non-Interested Directors noted the management fee for those funds (in share classes that deduct a management fee) is higher than the management fee Schroders has proposed for the Fund.

Economies of Scale.  The Non-Interested Directors considered that the Fund is a closed-end fund and that it was not expected to have meaningful asset growth absent primarily a rights offering or an acquisition. They did not view the potential for realization of economies of scale as the Fund’s assets grow to be a meaningful factor in their deliberations. The Non-Interested Directors noted, however, that the advisory fee rate schedule under the Proposed Agreement contains multiple breakpoints commencing with assets of U.S. $250 million and above and that the breakpoints would immediately benefit stockholders.

Other Benefits of the Proposed Relationship.  The Non-Interested Directors also considered information regarding potential “fall-out” or ancillary benefits that Schroders would receive as a result of its relationship with the Fund. While Schroders represented that it does not participate in traditional soft dollar programs for funds managed in Europe, it does use the mechanism of unbundling and commission sharing to pay for certain services that it believes benefit its clients, subject to its duty to seek best execution. The Non-Interested Directors also recognized that Schroders may derive reputational benefits from its association with the Fund, which are difficult to quantify.

Resources of Schroders.  The Board noted that Schroders appeared to have the financial resources necessary to fulfill its obligations under the Proposed Agreements.

After considering all factors that they considered relevant, including the depth and continuity of the proposed Switzerland-based portfolio management team, the financial strength and stability of Schroders, the administrative expertise of Schroders and the other specific factors described above, the Non-Interested Directors, voting in person and constituting a majority of the Board, unanimously approved the Proposed Agreements as in the best interests of the Fund and its stockholders.

Recent Developments and Further Considerations of the Non-Interested Directors

On April 16, 2014, HCC sent a letter to each of the Non-Interested Directors, counsel to the Non-Interested Directors and counsel to the Fund (the “HCC Letter”). The HCC Letter requested that the Non-Interested Directors reconsider their decision to recommend that the Fund’s stockholders approve Schroders to succeed HCC as the Fund’s investment adviser. The HCC Letter followed from the receipt by HCC of a draft of Proposals 2A and 2B, included a proposal to reduce the annual advisory fee charged by HCC and provided certain relative performance comparisons between the Schroder Fund and the Fund. Specifically, HCC proposed an annual advisory fee rate of 0.65% of the Fund’s average monthly net assets up to $250 million, which was 5 basis points lower than the fee rate proposed by Schroders at the same asset level, and a fee rate schedule of the Fund’s average monthly net assets above $250 million that was identical to that proposed by Schroders.

The Non-Interested Directors met telephonically on April 17, 2014 with counsel to the Non-Interested Directors and counsel to the Fund to consider the HCC Letter and other relevant matters. The Non-Interested Directors considered the reasons that led them to initiate the process to identify a potential successor to HCC, which included, among other things, regulatory, management and other developments involving HCC’s parent that could affect the ownership and structure of HCC’s parent and management of the Fund. The Non-Interested Directors noted that these reasons had been raised during the March presentation by HCC and its parent and that the HCC Letter did not provide any new information with respect to those reasons.

The Non-Interested Directors also discussed questions raised by HCC with respect to the performance of the Schroder Fund relative to the performance of the Fund and supplemental comparative data provided by Schroders to address the questions raised by HCC. The following table provided by Schroders (based on

Bloomberg data) sets forth the cumulative returns (in Swiss francs) of the most comparable share class of the Schroder Fund (the C distribution share class), the total return share price of the Fund and the outperformance of the Schroder Fund relative to the Fund, over the 3-, 5-, 10- and 15-year periods ended December 31, 2013. In reviewing this performance information, the Non-Interested Directors noted that the pooled investment funds advised by the proposed portfolio management team, including the Schroder Fund, are subject to different regulatory and tax requirements than the Fund, and that performance alone is only one factor to consider in approving an investment adviser.

	3-Year	5-Year	10-Year	15-Year
Total Return, Schroder International Selection Fund Swiss Equity (the C distribution share class)	30.2%	67.2%	73.9%	103.8%
Total Return, Swiss Helvetia Fund (share price)	26.4%	32.0%	62.9%	63.3%
Cumulative performance difference (Schroder Fund over the Fund)	3.8%	35.2%	11.0%	40.5%

The Non-Interested Directors also considered other factors they deemed relevant, including those factors that were considered throughout their prior deliberations, such as the other perceived strengths of Schroders relative to HCC.

The Non-Interested Directors noted that the process they had followed in retaining an investment management consultant and inviting proposals from a number of qualified investment advisers had resulted in a significant potential reduction in Fund’s annual advisory fee rate and that the incremental savings from the fee rate now proposed by HCC were small relative to the savings to stockholders independently proposed by Schroders. The Non-Interested Directors also noted that a proposed fee rate is only one factor to consider in approving an investment adviser.

Following their discussion, the Non-Interested Directors concluded that recommending the Proposed Agreements to stockholders continued to be in the best interests of the Fund and its stockholders and reaffirmed their unanimous decision on March 27, 2014 to approve the Proposed Agreements and submit them to the Fund’s stockholders for approval.

Information about Schroders

SIMNA (itself and its predecessors) has been an investment manager since 1962, and serves as investment adviser to mutual funds and a broad range of institutional investors. Schroders plc, Schroders’ ultimate parent, is a global asset management company with approximately $435.4 billion under management as of December 31, 2013. Schroders plc and its affiliates have clients that are major financial institutions including banks and insurance companies, public and private pension funds, endowments and foundations, high net worth individuals, financial intermediaries and retail investors. Schroders plc operates on a global scale with a broad network of offices and numerous investment professionals covering the world’s financial markets. The following persons serve as principal executive officers and directors of SIMNA:

Name	Position	Address	Principal Occupation

Karl Dasher	Chairman and Chief Executive Officer and Director	875 Third Avenue, 22nd Floor, New York, New York 10022	Chief Executive Officer, North America

Mark A. Hemenetz	Chief Operating Officer and Director	875 Third Avenue, 22nd Floor, New York, New York 10022	Chief Operating Officer, Americas

Paul Chislett	Financial Controller and Director	31 Gresham Street, London, EC2V 7QA, U.K.	International Financial Controller

Stephen M. DeTore	Director	875 Third Avenue, 22nd Floor, New York, New York 10022	Chief Compliance Officer, Americas

Name	Position	Address	Principal Occupation

Patricia Woolridge	Secretary	Wellesley House, 2nd Floor, 90 Pitts Bay Road, Pembroke HM08, Bermuda	Company Secretary, Bermuda

Carin Muhlbaum	Assistant Secretary	875 Third Avenue, 22nd Floor, New York, New York 10022	General Counsel, Americas

Janice McCann	Assistant Secretary	Wellesley House, 2nd Floor, 90 Pitts Bay Road, Pembroke HM08, Bermuda	Head of Secretariat, Bermuda

The following persons serve as principal executive officers and directors of SIMNA Ltd:

Name	Position	Address	Principal Occupation
Peter Harrison	Chief Executive Officer and Director	31 Gresham Street, London, EC2V 7QA, U.K.	Global Head of Equities

Paul Chislett	Director	31 Gresham Street, London, EC2V 7QA, U.K.	International Financial Controller

Karl Dasher	Director	875 Third Avenue, 22nd Floor, New York, New York 10022	Chief Executive Officer, North America

Gareth Taylor	Chief Compliance Officer and Director	31 Gresham Street, London, EC2V 7QA, U.K.	Head of Compliance, Investment

Stephen M. DeTore	Compliance Officer — US	875 Third Avenue, 22nd Floor, New York, New York 10022	Chief Compliance Officer, Americas

Schroders Corporate Secretary Limited	Corporate Secretary	31 Gresham Street, London, EC2V 7QA, U.K.

SIMNA is a wholly owned subsidiary of Schroder U.S. Holdings Inc., which is a wholly owned subsidiary of Schroder International Holdings Limited, which is a wholly owned subsidiary of Schroders Administration Limited, which is a wholly owned subsidiary of Schroders plc, a publicly owned holding company organized under the laws of England. SIMNA Ltd is a wholly owned subsidiary of Schroder Investment Management Limited, which is a wholly owned subsidiary of Schroder Administration Limited, which is a wholly owned subsidiary of Schroders plc. SIMNA’s and Schroder U.S. Holdings Inc.’s address is 875 Third Avenue, 22nd Floor, New York, New York 10022, U.S.A. Schroder International Holdings Limited’s address is Wellesley House, 2nd Floor, 90 Pitts Bay Road, Pembroke, HM08, Bermuda. The address for SIMNA Ltd, Schroder Investment Management Limited, Schroder Administration Limited and Schroders plc is 31 Gresham Street, London, EC2V 7QA, U.K.

No Director of the Fund owns any securities in Schroders or any of its affiliates.

SIMNA has represented that it is not aware of any adverse financial conditions that are likely to impact its ability to manage the Fund. If Proposals 2A and 2B are approved, SIMNA also has represented that, except as described below, it would not currently propose any changes to the Fund’s service providers, including Citi Fund

Services, the Fund’s custodian and transfer agent, and legal counsel. SIMNA would provide a chief compliance officer for the Fund, who would be subject to approval by the Board pursuant to Rule 38a-1 under the 1940 Act. In addition, as a result of certain non-audit services that D&T provides to certain affiliates of Schroders, the Audit Committee of the Fund’s Board currently is conducting a review to determine whether D&T would continue to be “independent” of the Fund under applicable auditing standards in the event Proposals 2A and 2B are approved. After conducting this review, the Audit Committee and the Board may take any actions necessary and appropriate, including engaging a different firm to serve as the Fund’s independent registered public accounting firm for the year ending December 31, 2014.

Required Vote and the Board’s Recommendation

Approval of the Proposed Agreement and the Sub-Advisory Agreement will each require the affirmative vote of a majority of the Fund’s outstanding voting securities (shares of common stock being the Fund’s only voting security). As defined in the 1940 Act, a “majority of the outstanding voting securities” means the lesser of (i) 67% or more of the Fund’s outstanding voting securities present at the Meeting, if the holders of more than 50% of the Fund’s voting securities are present or represented by Proxy or (ii) more than 50% of the Fund’s outstanding voting securities (a “1940 Act Majority”).

If both the Proposed Agreement and the Sub-Advisory Agreement are not approved by a 1940 Act Majority of the Fund’s stockholders, HCC would continue to manage the Fund, stockholders would not receive the benefit of the reduced fee rate and Switzerland-based Swiss equities team described above, and the Fund’s Board of Directors, including the Non-Interested Directors, would consider what actions, if any, would be appropriate.

THE NON-INTERESTED DIRECTORS UNANIMOUSLY RECOMMEND THAT THE

STOCKHOLDERS VOTE “FOR” THE PROPOSALS TO APPROVE (a) THE PROPOSED

AGREEMENT BETWEEN THE FUND AND SIMNA AND (b) THE SUB-ADVISORY AGREEMENT

BETWEEN SIMNA AND SIMNA LTD.

OTHER MATTERS

No business other than as set forth herein is expected to come before the Meeting, but should any other matter requiring a vote of stockholders properly arise, including any question as to an adjournment of the Meeting, the persons named in the enclosed Proxy will vote thereon according to their best judgment in the interest of the Fund.

Stockholders who wish to communicate with the Directors should send communications to The Swiss Helvetia Fund, Inc., 1270 Avenue of the Americas, Suite 400, New York, New York 10020, to the attention of the Secretary. The Secretary is responsible for determining, in consultation with other officers of the Fund and Fund counsel, which stockholder communications will be directed to the Director or Directors indicated in the communication.

STOCKHOLDER PROPOSALS

Stockholder proposals intended to be presented at the Fund’s Annual Meeting of Stockholders in 2015 must be received by the Fund on or before January 2, 2015 in order to be included in the Fund’s Proxy Statement and form of Proxy relating to that meeting. In addition, the Fund’s By-Laws provide that if a stockholder of record entitled to vote desires to bring proposals (including Director nominations) before the 2015 Annual Meeting, written notice of such proposals as prescribed in the By-Laws must be received by the Fund’s Secretary, The Swiss Helvetia Fund, Inc., 1270 Avenue of the Americas, Suite 400, New York, New York 10020, between February 27, 2015 and March 29, 2015. If Proposals 2A and 2B are approved, such stockholder proposals and written notices must be received by the Fund’s Secretary, The Swiss Helvetia Fund, Inc., 875 Third Avenue, New York, New York 10022.

For additional requirements, stockholders may refer to the By-Laws, a current copy of which may be obtained without charge upon request from the Fund’s Secretary. If the Fund does not receive timely notice pursuant to the By-Laws, the proposal will be excluded from consideration at the meeting.

EXPENSES OF PROXY SOLICITATION

The Fund will bear the cost of soliciting Proxies on behalf of the Board of Directors. The Fund has engaged Georgeson Inc. (“Georgeson”) to serve as Proxy solicitor at an anticipated cost of approximately $100,000, inclusive of the fee of Georgeson and the costs of soliciting Proxies and mailing the Proxy materials. This estimate is subject to the final solicitation campaign approved by the Fund and executed by Georgeson. In addition to the use of mails, Proxy solicitations may be made by telephone, fax and personal interview by Georgeson. Brokerage houses, banks and other fiduciaries may be requested to forward Proxy solicitation material to their customers to obtain authorization for the execution of Proxies, and they will be reimbursed by the Fund for out-of-pocket expenses incurred in this connection. If you have any questions concerning this Proxy solicitation, please contact Georgeson, Telephone Number: 1-866-695-6075.

Authorizations to execute Proxies may be obtained by telephonic transmitted instructions in accordance with procedures designed to authenticate the stockholder’s identity. In all cases where a telephonic Proxy is solicited, the stockholder will be asked to provide his or her address, social security number (in the case of an individual) or taxpayer identification number (in the case of a non-individual) and the number of shares owned and to confirm that the stockholder has received the Proxy Statement and Proxy card in the mail. Within 72 hours of receiving a stockholder’s telephonic transmitted voting instructions, a confirmation will be sent to the stockholder to ensure that the vote has been taken in accordance with the stockholder’s instructions and to provide a telephone number to call immediately if the stockholder’s instructions are not correctly reflected in the confirmation. Any stockholder giving a Proxy may revoke it at any time before it is exercised by submitting a new Proxy to the Fund or by attending the Meeting and voting in person.

HOUSEHOLDING

Please note that only one Annual Report or most recent Quarterly Report or Proxy Statement may be delivered to two or more stockholders of the Fund who share an address, unless the Fund has received instructions to the contrary. To request a separate copy of an Annual Report or most recent Quarterly Report or

Proxy Statement, or for instructions as to who to request a separate copy of such documents or how to request a single copy if multiple copies of such documents are received, stockholders should contact the Fund at the address and phone number set forth above. Pursuant to a request, a separate copy will be delivered promptly.

VOTING RESULTS

The Fund will advise stockholders of the voting results of the matters voted upon at the Meeting in the Semi-Annual Report to Stockholders first following the Meeting.

IMPORTANT

IN ORDER TO AVOID THE ADDITIONAL EXPENSE TO THE FUND OF FURTHER SOLICITATION, WE ASK FOR YOUR COOPERATION IN SUBMITTING YOUR PROXY PROMPTLY.

If you have any questions concerning this Proxy solicitation, please contact Georgeson Inc., Telephone Number: 1-866-695-6075.

Jennifer English
Dated: May 2, 2014	Secretary

EXHIBIT A

FORM OF PROPOSED INVESTMENT ADVISORY AGREEMENT

AGREEMENT, dated as of April 17, 2014 between The Swiss Helvetia Fund, Inc., a Delaware corporation (the “Fund”), and Schroder Investment Management North America Inc., a Delaware corporation (“Schroders”).

WHEREAS, the Fund is a non-diversified closed-end investment management company registered under the Investment Company Act of 1940, as amended (the “1940 Act”), and Schroders is registered as an investment adviser under the Investment Advisers Act of 1940, as amended;

WHEREAS, at a Board of Directors Meeting held on March 27, 2014, it was the unanimous decision of the Board members who are not “interested persons” (as such term is defined in the 1940 Act) of the Fund, constituting a majority of the Fund’s Board of Directors, to retain Schroders to render certain specified investment advisory services to the Fund on the terms set forth herein and Schroders is willing to render such services;

NOW THEREFORE, WITNESSETH: That it is hereby agreed to between the parties hereto as follows:

1.        Investment Adviser.  Schroders, in accordance with the Fund’s stated investment objective(s), policies and limitations, and subject to the supervision of the Fund’s Board of Directors, will provide investment management of the Fund’s portfolio and will supervise and oversee the investment and reinvestment of the assets of the Fund. The Fund has authorized Schroders, for as long as Schroders deems it appropriate, to engage its affiliate, Schroder Investment Management North America Limited (“SIMNA Limited”), to act as the Fund’s sub-investment adviser and provide day-to-day management of the Fund’s investments pursuant to a sub-advisory agreement (the “Sub-Advisory Agreement”). The compensation of SIMNA Limited, as provided under the Sub-Advisory Agreement, shall be paid by Schroders (and not the Fund), and no obligation shall be incurred on the Fund’s behalf in any such respect. In the event that SIMNA Limited ceases to act as the Fund’s sub-investment adviser, Schroders will provide such services, including making all decisions affecting the Fund’s portfolio, transmitting purchase and sale orders and selecting brokers and dealers to execute portfolio transactions on behalf of the Fund.

2.        Fees and Expenses.

2.1      The Fund will pay Schroders an annual advisory fee hereunder of 0.70% of the Fund’s average monthly net assets up to and including U.S. $250 million, 0.60% of such assets in excess of U.S. $250 million up to and including U.S. $350 million, 0.55% of such assets in excess of U.S. $350 million up to and including U.S. $450 million, 0.50% of such assets in excess of U.S. $450 million up to and including U.S. $550 million, and 0.45% of such assets in excess of U.S. $550 million, computed by the Fund’s administrator on the basis of net assets at the end of each month and payable by the fifth business day of the succeeding calendar month.

2.2      Schroders shall bear all expenses of its employees and overhead incurred by it in connection with its duties under this Agreement. Schroders will also pay all salaries and fees of the Fund’s directors and officers who are “interested persons” (as such term is defined in the 1940 Act) of Schroders. The Fund will be responsible and shall assume the obligation for payment of all of the Fund’s expenses, including taxes, duties, charges, fees and other expenses (including, without limitation, broker fees, dealer fees, clearing bank fees and legal fees) Schroders incurs in connection with the services provided under this Agreement. The obligations contained in this clause shall survive the termination of this Agreement.

2.3      Payments to Schroders shall be made in U.S. Dollars by wire transfer as follows:

Bank:

Swift:

Bank ABA Number:

Account Name:

Account Number:

3.        Liability.

3.1      Neither Schroders nor any of its officers, directors or employees shall be liable for any error of judgment or for any loss suffered by the Fund in connection with the matters to which this Agreement relates, except (i) that Schroders shall be under a fiduciary duty with respect to receipt of compensation for services pursuant to Section 36 of the 1940 Act, and shall therefore be liable for a loss resulting from a breach of such fiduciary duty (in which case any award of damages shall be limited to the period and the amount set forth in Section 36(b)(3) of the 1940 Act), or (ii) for a loss resulting from willful misfeasance, bad faith or gross negligence on its or their part in the performance of, or from reckless disregard by it or them of its or their obligations and duties under this Agreement. Additionally, Schroders shall not be liable for any indirect, special, incidental or consequential damages or other indirect losses, or for any action or omission of any unaffiliated third party or unaffiliated service provider to the Fund, including any broker or dealer or other entity not under Schroders’ direct supervision or control.

3.2      Schroders does not assume responsibility for the acts or omissions of any other person, except as may be provided for under the Sub-Advisory Agreement.

3.3      Schroders shall not be liable for any losses caused by disturbances of its operations by virtue of force majeure, riot, or damage caused by nature or due to other events for which it is not responsible (e.g., strike, lock-out or acts of domestic or foreign authorities).

4.        Services Not Exclusive.  It is understood that the services of Schroders are not deemed to be exclusive, and nothing in this Agreement shall prevent Schroders or any of its affiliates, directors or employees from providing similar services to other investment companies and other clients (whether or not their investment objectives and policies are similar to those of the Fund) or from engaging in other activities. When other clients of Schroders desire to purchase or sell a security at the same time such security is purchased or sold for the Fund, such purchases and sales will, to the extent feasible, be allocated among the Fund and such clients in a manner believed by Schroders to be equitable to such clients.

5.        Notice.  Any notice or other communication required to be given pursuant to this Agreement shall be in writing and shall be effective upon receipt. Notices and communications shall be given to: (1) the Fund, c/o Mark A. Hemenetz, Chief Operating Officer (Americas), Schroder Investment Management North America Inc., 875 Third Avenue, 21st Floor, New York, New York 10022, with a copy to the Fund’s Secretary, c/o Citi Fund Services Ohio, Inc., 3435 Stelzer Rd, Ste 1000, Columbus, Ohio 43219; and (2) Schroder Investment Management North America Inc., Attn: Intermediary Key Accounts, 875 Third Avenue, New York, New York 10022.

6.        Miscellaneous.

6.1      This Agreement shall become effective on the date first set forth above, subject to the approval of the stockholders of the Fund in accordance with applicable law, including the 1940 Act, and the termination of the Fund’s existing advisory agreement in accordance with its terms. If not sooner terminated, this Agreement shall continue for an initial period ending on March 30, 2016, and thereafter shall be subject to the annual continuance by the Board of Directors or by a vote of a majority of the outstanding voting securities of the Fund, as required by the 1940 Act. The annual approval of the continuance of this Agreement shall be confirmed to Schroders by the Fund in writing. Notwithstanding the foregoing, this Agreement may be terminated by the Fund in the manner prescribed by the 1940 Act, without the payment of any penalty, at any time upon not less than sixty days’ prior written notice to Schroders, or by Schroders upon not less than sixty days’ written notice to the Fund. This Agreement shall automatically terminate in the event of its assignment (as defined in the 1940 Act) by either party.

6.2      This Agreement shall be construed in accordance with the laws of the State of New York and the 1940 Act. To the extent that the applicable laws of the State of New York conflict with the applicable provisions of the 1940 Act, the latter shall control.

6.3      The captions in this Agreement are included for convenience only and shall neither define nor delimit any of the provisions hereof or otherwise affect their construction or effect.

6.4      If any provisions of this Agreement shall be held or made invalid, in whole or in part, the other provisions of this Agreement shall remain in force. Invalid provisions shall, in accordance with the intent and purpose of this Agreement, be replaced by mutual consent of the parties with such valid provisions which in their economic effect come as close as legally possible to such invalid provisions.

6.5      Any notice or other communication required to be given pursuant to this Agreement shall be in writing and shall be effective upon receipt.

6.6      Schroders shall be entitled to rely on any notice or other communication believed by it to be genuine and correct and to have been sent to it by or on behalf of the Fund.

6.7      Terms used in this Agreement are to have the same meaning and be construed according to the provisions of the 1940 Act.

[Remainder of page intentionally blank]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the day and year first above written.

THE SWISS HELVETIA FUND, INC.

By:
Name:
Title:

SCHRODER INVESTMENT MANAGEMENT NORTH AMERICA INC.

By:
Name:
Title:

By:
Name:
Title:

EXHIBIT B

FORM OF PROPOSED SUB-ADVISORY AGREEMENT

THIS SUB-ADVISORY AGREEMENT is made as of this 17th day of April, 2014, between SCHRODER INVESTMENT MANAGEMENT NORTH AMERICA INC. (“SIMNA”) a corporation organized under the laws of the State of Delaware with its principal place of business at 875 Third Avenue, 22nd Floor, New York 10022, and SCHRODER INVESTMENT MANAGEMENT NORTH AMERICA LIMITED (“SIMNA Limited”) a UK corporation with its principal place of business at 31 Gresham Street, London, UK EC2V 7QA.

W I T N E S S E T H

WHEREAS, The Swiss Helvetia Fund, Inc. (the “Fund”), a Delaware corporation registered as a non-diversified, closed-end investment management company under the Investment Company Act of 1940, as amended (the “1940 Act”), has retained SIMNA to render investment advisory services to the Fund pursuant to an Investment Advisory Agreement dated as of the date hereof (the “Advisory Agreement”); and

WHEREAS, SIMNA Limited is registered with the Securities and Exchange Commission as an investment adviser under the Investment Advisers Act of 1940, as amended; and

WHEREAS, SIMNA desires to employ SIMNA Limited as its investment sub-adviser to provide day-to-day management of the Fund’s investments, and SIMNA Limited is willing to render such services, subject to and in accordance with the terms and conditions of this Agreement.

NOW THEREFORE, in consideration of the mutual promises and undertakings set forth in this Agreement, SIMNA and SIMNA Limited hereby agree as follows:

1.        Appointment of SIMNA Limited.  SIMNA hereby employs SIMNA Limited as investment sub-adviser for the assets of the Fund, on the terms and conditions set forth herein, and subject to the direction of SIMNA and the oversight of the Board of Directors of the Fund. SIMNA Limited accepts such engagement and agrees to render the services herein set forth, for the compensation herein provided.

2.        Duties of SIMNA Limited.

(a)       SIMNA employs SIMNA Limited to act as its sub-advisor in managing the investment and reinvestment of the assets of the Fund in accordance with the Advisory Agreement; to continuously review, supervise, and administer an investment program for the Fund; to determine in its discretion the securities to be purchased or sold and the portion of such assets to be held uninvested; to provide the Fund (either directly or through SIMNA) with all records concerning the activities of SIMNA Limited that the Fund is required to maintain; and to render or assist SIMNA in rendering regular reports to the Fund’s officers and the Board of Directors concerning the discharge of SIMNA Limited’s responsibilities hereunder. SIMNA Limited will discharge the foregoing responsibilities subject to the supervision and oversight of SIMNA, the Fund’s officers and the Board of Directors and in compliance with the Fund’s stated investment objective(s), policies and limitations. SIMNA Limited agrees to provide, at its own expense, the office space, furnishings and equipment, and the personnel required by it to perform the services on the terms and for the compensation provided herein.

(b)       SIMNA Limited acknowledges and agrees that SIMNA is ultimately responsible for all aspects of providing to the Fund the services required of SIMNA under the Advisory Agreement. Accordingly, SIMNA Limited shall discharge its duties and responsibilities specified in paragraph (a) of this Section 2 and elsewhere in this Agreement subject at all times to the direction, control, supervision, and oversight of SIMNA. In furtherance thereof, SIMNA Limited shall, without limitation, (i) make its offices available to representatives of SIMNA for on-site inspections and consultations with the officers and applicable portfolio managers of SIMNA Limited responsible for the day-to-day management of the Fund, (ii) upon request, provide SIMNA with copies of all records it maintains regarding its management of the Fund and (iii) report to SIMNA each calendar quarter and at such other times as SIMNA may reasonably request regarding (A) SIMNA Limited’s implementation of the Fund’s investment program and the Fund’s portfolio composition and performance, (B) any policies and procedures implemented by SIMNA Limited to ensure compliance with Applicable Law, (C) the Fund’s compliance with its stated investment objective(s), policies and limitations and (D) such other matters as SIMNA may reasonably request. “Applicable Law” means (i) the “federal securities laws” as defined in Rule 38a-1(e)(1) under the 1940 Act, as amended from time to time, and (ii) any and all other laws, rules, and regulations, whether foreign or domestic, in each case applicable at any time and from time to time to the investment management operations of SIMNA Limited in relation to the Fund.

3.        Securities Transactions.  Among its responsibilities, SIMNA Limited shall select the brokers or dealers that will execute purchases and sales of securities for the Fund, and is directed to use its best efforts to obtain the best available price and most favorable execution for such transactions, subject to written policies and procedures provided to SIMNA Limited (either directly or through SIMNA), and SIMNA Limited will promptly communicate or assist SIMNA in communicating to the Fund’s officers and the Board of Directors such information relating to the portfolio transactions SIMNA Limited has directed on behalf of the Fund as SIMNA or such officers or the Board may reasonably request. When other clients of SIMNA Limited desire to purchase or sell a security at the same time such security is purchased or sold for the Fund, such purchases and sales will, to the extent feasible, be allocated among the Fund and such clients in a manner believed by SIMNA Limited to be equitable to such clients.

4.        Compensation of SIMNA Limited.  For the services to be rendered by SIMNA Limited as provided in this Agreement, SIMNA (and not the Fund) will pay to SIMNA Limited an amount equal to 40% of all fees actually paid by the Fund to SIMNA each month under Section 2.1 of the Advisory Agreement; provided, however, that SIMNA Limited’s fee payable hereunder for any period shall be reduced such that SIMNA Limited bears 40% of any voluntary fee waiver observed or expense reimbursement borne by SIMNA with respect to the Fund for such month. For clarity, SIMNA (and not the Fund) shall be obligated to pay SIMNA Limited fees hereunder for any period only out of and following SIMNA’s receipt of advisory fees pursuant to Section 2.1 of the Advisory Agreement for such period. If this Agreement becomes effective or terminates before the end of any month, the fee for the period from the effective date to the end of the month or from the beginning of such month to the date of termination, as the case may be, shall be prorated according to the proportion that such partial month bears to the full month in which such effectiveness or termination occurs.

5.        Compliance.  SIMNA Limited agrees to comply with all policies, procedures, or reporting requirements that the Fund’s Board of Directors reasonably adopts and communicates to SIMNA Limited in writing (either directly or through SIMNA).

6.        Books and Records.  SIMNA Limited shall maintain records for the Fund relating to portfolio transactions and the placing and allocation of brokerage orders as are required to be maintained by the Fund under the 1940 Act. SIMNA Limited shall prepare and maintain, or cause to be prepared and maintained, in such form, for such periods and in such locations as may be required by Applicable Law, all documents and records relating to the services provided by SIMNA Limited pursuant to this Agreement required to be prepared and maintained by SIMNA Limited or the Fund under Applicable Law. The books and records pertaining to the Fund which are in possession of SIMNA Limited shall be the property of the Fund. The Fund, or the Fund’s authorized representatives, shall have access to such books and records at all times during SIMNA Limited’s normal business hours. Upon the reasonable request of the Fund, copies of any such books and records shall be provided promptly by SIMNA Limited (either directly or through SIMNA) to the Fund or its authorized representatives.

7.        Status of SIMNA Limited.  The services of SIMNA Limited to SIMNA under this Agreement are not to be deemed exclusive, and SIMNA Limited and any of its affiliates, directors or employees will be free to render similar services to others so long as its services to SIMNA under this Agreement are not impaired thereby.

8.        Liability of SIMNA Limited.  Neither SIMNA Limited nor any of its officers, directors or employees shall be liable hereunder for any error of judgment or for any loss suffered by the Fund in connection with the matters to which this Agreement relates, except (i) that SIMNA Limited shall be under a fiduciary duty with respect to receipt of compensation for services pursuant to Section 36 of the 1940 Act, and shall therefore be liable for a loss resulting from a breach of such fiduciary duty (in which case any award of damages shall be limited to the period and the amount set forth in Section 36(b)(3) of the 1940 Act), or (ii) for a loss resulting from willful misfeasance, bad faith or gross negligence on its or their part in the performance of, or from reckless disregard by it or them of its or their obligations and duties under this Agreement. Additionally, SIMNA Limited shall not be liable for any indirect, special, incidental or consequential damages or other indirect losses, or for any action or omission of any unaffiliated third party or unaffiliated service provider to the Fund, including any broker or dealer or other entity not under SIMNA Limited’s direct supervision or control. SIMNA Limited shall not be liable for any losses caused by disturbances of its operations by virtue of force majeure, riot, or damage caused by nature or due to other events for which it is not responsible (e.g., strike, lock-out or acts of domestic or foreign authorities).

9.        Effectiveness, Duration and Termination of this Agreement; Notices; Amendment.  This Agreement shall become effective on the date first set forth above, subject to approval of the stockholders of the Fund in accordance with Applicable Law, including the 1940 Act, and the commencement of the Advisory Agreement. If not sooner terminated as provided for herein, this Agreement shall continue for an initial period ending on March 31, 2016, and thereafter shall be subject to the annual continuance by the Fund’s Board of Directors or by a vote of a majority of the outstanding voting securities of the Fund, as required by the 1940 Act.

This Agreement may be terminated at any time, without the payment of any penalty, by: (1) SIMNA (i) upon 60 days’ written notice to SIMNA Limited, or (ii) upon material breach by SIMNA Limited of any representations and warranties set forth in this Agreement, if such breach has not been cured within 20 days after written notice of such breach; (2) by SIMNA Limited (i) upon 60 days’ written notice to SIMNA, or (ii) upon material breach by SIMNA of any representations and warranties set forth in the Agreement, if such breach has not been cured within 20 days after written notice of such breach; or (3) the Fund’s Board of Directors or by vote of the holders of a majority of the outstanding voting securities of the Fund upon 60 days’ written notice to SIMNA Limited. It is understood and agreed that if this Agreement is terminated in accordance with the preceding sentence, that SIMNA may not be able to provide the services under the Advisory Agreement. This Agreement shall terminate automatically in the event of its assignment (as defined in the 1940 Act) or upon the termination of the Advisory Agreement.

Any notice under this Agreement will be given in writing, addressed and delivered, or mailed postpaid, to the other party as follows:

If to SIMNA, at:

Schroder Investment Management North America Inc.

875 Third Avenue

22nd Floor

New York, NY 10022

Attention: Legal Department

Telephone: 212-641-3889

Facsimile: 212-641-3897

If to SIMNA Limited, at:

Schroder Investment Management North America Limited

31 Gresham Street

London, U.K. EC2V 7QA

Attention: Legal Department

Telephone: 020 7658 6000

Facsimile: 020 7658 6965

This Agreement may be amended by mutual consent of the parties hereto.

10.      Severability.  If any provision of this Agreement will be held or made invalid by a court decision, statute, rule, or otherwise, the remainder of this Agreement will not be affected thereby. Invalid provisions shall, in accordance with the intent and purpose of this Agreement, be replaced by mutual consent of the parties with such valid provisions which in their economic effect come as close as legally possible to such invalid provisions.

11.      Confidentiality.  SIMNA Limited shall keep confidential any and all information obtained in connection with the services rendered hereunder and shall not disclose any such information to any person other than SIMNA, the Fund, the Board of Directors, and any director, officer, or employee of SIMNA, or the Fund, except (i) with the prior written consent of the Fund, (ii) as required by law, regulation, court order, or the rules or regulations of any self-regulatory organization, governmental body, or official having jurisdiction over SIMNA or SIMNA Limited, or (iii) for information that is publicly available other than due to disclosure by SIMNA Limited or its affiliates or becomes known to SIMNA Limited from a source other than SIMNA, the Fund, or the Board of Directors.

12.      Proxy Policy.  SIMNA Limited acknowledges that unless the Fund gives written instructions to SIMNA to the contrary, SIMNA, and SIMNA Limited by delegation from SIMNA, is responsible for voting, or abstaining from voting, all proxies with respect to companies whose securities are held in the Fund using its best good faith judgment to vote, or abstain from voting, such proxies in the manner that best serves the interests of the Fund’s shareholders.

13.      Governing Law.  All questions concerning the validity, meaning, and effect of this Agreement shall be determined in accordance with the laws (without giving effect to the conflict-of-interest law principles thereof) of the State of New York applicable to contracts made and to be performed in that state and the 1940 Act. To the extent that the applicable laws of the State of New York conflict with the applicable provisions of the 1940 Act, the latter shall control.

14.      Treatment of SIMNA Under FCA Rules.  SIMNA will be treated as a Professional Client under rules of the Financial Conduct Authority in the United Kingdom.

15.      Counterparts.  This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which shall together constitute one and the same instrument.

[Remainder of page intentionally blank]

IN WITNESS WHEREOF, the parties hereto have caused this Sub-Advisory Agreement to be executed as of the date first set forth herein.

SCHRODER INVESTMENT MANAGEMENT NORTH AMERICA INC.

By:
Name:
Title: Authorized Signatory

By:
Name:
Title: Authorized Signatory

SCHRODER INVESTMENT MANAGEMENT NORTH AMERICA LIMITED

By:
Name:
Title: Authorized Signatory

By:
Name:
Title: Authorized Signatory

Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas.	☒

Electronic Voting Instructions

You can vote by Internet or telephone!

Available 24 hours a day, 7 days a week!

Instead of mailing your proxy, you may choose one of the two voting methods outlined below to vote your proxy.

VALIDATION DETAILS ARE LOCATED BELOW IN THE TITLE BAR.

Proxies submitted by the Internet or telephone must be received by 5:00 p.m. Eastern Daylight Time on June 26, 2014.

Vote by Internet • Log on to the Internet and go to http://proxy.georgeson.com/ • Follow the steps outlined on the secured website.

    Vote by telephone

•  Call toll free 1-877-456-7915 within the USA, US territories & Canada any time on a touch tone telephone. There is NO CHARGE to you for the call.

•  Follow the instructions provided by the recorded message.

▼ IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

A	Proposals
	The Board of Directors recommends a vote FOR all the nominees listed and FOR Proposals 2A and 2B.	+
1. To elect three Class II Directors:

		For	Withhold

01 -	With respect to the proposal to elect Richard Brealey as a Class II Director.	☐	☐

02 -	With respect to the proposal to elect Claus Helbig as a Class II Director.	☐	☐

03 -	With respect to the proposal to elect Samuel B. Witt, III, Esq. as a Class II Director.	☐	☐

		For	Against	Abstain

2A.	With respect to the proposal to approve the Investment Advisory Agreement between the Fund and Schroder Investment Management North America Inc.	☐	☐	☐

2B.	With respect to the proposal to approve the Sub-Advisory Agreement between Schroder Investment Management North America Inc. and Schroder Investment Management North America Limited.	☐	☐	☐

B	Non-Voting Items
Change of Address — Please print new address below.	Comments — Please print your comments below.

C	Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below

NOTE: Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

Date (mm/dd/yyyy) — Please print date below.	Signature 1 — Please keep signature within the box.	Signature 2 — Please keep signature within the box.

/ /

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS

The Notice, Proxy Statement and Proxy for the Fund also are available to you on the Fund’s website at www.swz.com. You are encouraged to review all of the information contained in the proxy materials before voting. For directions to the Meeting, please call Georgeson Inc. at 1-866-695-6075.

▼ IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

Proxy — THE SWISS HELVETIA FUND, INC.

1270 AVENUE OF THE AMERICAS, SUITE 400, NEW YORK, NEW YORK 10020

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF THE SWISS HELVETIA FUND, INC. PURSUANT TO A SEPARATE NOTICE OF ANNUAL MEETING OF STOCKHOLDERS AND PROXY STATEMENT, DATED MAY 2, 2014, RECEIPT OF WHICH IS HEREBY ACKNOWLEDGED

The undersigned hereby appoints Keith Haynes and Christopher K. Cinek, and each of them, the true and lawful attorneys and proxies, each with the power of substitution, for and in the name, place and stead of the undersigned and hereby authorizes each of them to represent and to vote, as designated below, all the shares of Common Stock of The Swiss Helvetia Fund, Inc. held of record by the undersigned on April 30, 2014 at the Annual Meeting of Stockholders to be held at 11:30 a.m., on Friday, June 27, 2014, at the offices of Stroock & Stroock & Lavan LLP, 767 Third Avenue, New York, New York 10017 or any adjournment or postponement thereof.

This proxy, when properly executed and returned in the enclosed envelope, will be voted in the manner directed herein by the undersigned stockholder. If no direction is given, this proxy will be voted FOR the election of each nominee as a Class II Director, FOR the proposed Investment Advisory Agreement between the Fund and Schroder Investment Management North America Inc. and FOR the proposed Sub-Advisory Agreement between Schroder Investment Management North America Inc. and Schroder Investment Management North America Limited. This proxy also will be voted in the discretion of the proxies upon such other matters as may properly come before the Meeting and at any adjournment or postponement thereof.

The undersigned hereby revokes any proxy or proxies heretofore given and ratifies and confirms all that the proxies appointed hereby, or either one of them, or their substitutes, may lawfully do or cause to be done by virtue hereof. Both of said proxies or their substitutes who shall be present and act at the Meeting, or if only one is present and acts, then that one, shall have and may exercise all of the powers hereby granted to such proxies.

In their discretion, the persons named as proxies on the front of this card are authorized to vote upon such other matters as may properly come before the Meeting and at any adjournment or postponement thereof, and for the election of a person to serve as a director if any of the above nominees is unable to serve.

PLEASE DATE, SIGN AND MAIL YOUR PROXY CARD IN THE ENVELOPE PROVIDED AS SOON AS POSSIBLE.

(Continued and to be signed on the reverse side)